                                                                Exhibit 10(d)(4)








                                 LEASE AGREEMENT




                                     BETWEEN



                            FAIRFIELD 80 VENTURE, LLC
                            -------------------------

                                    LANDLORD



                                       AND



                          COVER-ALL TECHNOLOGIES, INC.
                          ----------------------------

                                     TENANT



                              DATED: MARCH 3, 2005


                 PREMISES: A PORTION OF THE BUILDING LOCATED AT
                           55 LANE ROAD, FAIRFIELD, NJ




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TABLE OF CONTENTS

LEASE AGREEMENT................................................................1


ARTICLE I. BASIC LEASE INFORMATION.............................................1

   SECTION 1.01.  BUILDING:....................................................1
   SECTION 1.02.  DEMISED PREMISES:............................................1
   SECTION 1.03.  BASE RENT:...................................................1
   SECTION 1.04.  SECURITY DEPOSIT:............................................1
   SECTION 1.05.  TERM:........................................................2
   SECTION 1.06.  TENANT'S PRO RATA SHARE:.....................................2
   SECTION 1.07.  TENANT'S ELECTRICITY CHARGE:.................................2

ARTICLE II. DEFINITIONS........................................................2

   SECTION 2.01.  ASSESSED VALUATION:..........................................2
   SECTION 2.02.  BASE YEAR:...................................................2
   SECTION 2.03.  COMMENCEMENT DATE:...........................................2
   SECTION 2.04.  COMMON AREA:.................................................2
   SECTION 2.05.  MORTGAGE:....................................................2
   SECTION 2.06.  OPERATING COST BASE:.........................................3
   SECTION 2.07.  OPERATING YEAR:..............................................3
   SECTION 2.08.  PARKING AREA:................................................3
   SECTION 2.09.  REAL ESTATE TAX BASE:........................................3
   SECTION 2.10.  RENT:........................................................3
   SECTION 2.11.  TAX YEAR:....................................................3
   SECTION 2.12.  TAXES:.......................................................3
   SECTION 2.13.  TENANT'S AGENTS:.............................................3

ARTICLE III. PREPARATION OF THE DEMISED PREMISES...............................3

   SECTION 3.01.  TENANT WORK:.................................................3
   SECTION 3.02.  TENANT'S EARLY ACCESS:.......................................4
   SECTION 3.03.  INSURANCE COVERING WORK BY TENANT:...........................5
   SECTION 3.04.  NO REPRESENTATION:...........................................5

ARTICLE IV. TERM...............................................................5

   SECTION 4.01.  TERM:........................................................5
   SECTION 4.02.  COMMENCEMENT DATE:...........................................5
   SECTION 4.03.  EXPIRATION DATE:.............................................6

ARTICLE V. RENT................................................................6

   SECTION 5.01.  BASE RENT:...................................................6
   SECTION 5.02.  TAX INCREASE AMOUNT:.........................................6
   SECTION 5.03.  OPERATING COST INCREASE AMOUNT:..............................7
   SECTION 5.04.  PAYMENT OF RENT OR ADDITIONAL RENT:.........................10
   SECTION 5.05.  SECURITY DEPOSIT:...........................................11

ARTICLE VI. SIGNS.............................................................11

   SECTION 6.01.  BUILDING DIRECTORY(S) SIGNAGE:..............................11
   SECTION 6.02.  TENANT DOOR SIGNAGE:........................................11

ARTICLE VII. REPAIRS, ALTERATIONS, COMPLIANCE, SURRENDER......................12

   SECTION 7.01.  REPAIRS AND MAINTENANCE BY LANDLORD:........................12
   SECTION 7.02.  REPAIRS AND MAINTENANCE BY TENANT:..........................12
   SECTION 7.03.  APPROVAL BY LANDLORD OF IMPROVEMENTS:.......................12
   SECTION 7.04.  EMERGENCY REPAIRS:..........................................13
   SECTION 7.05.  ELECTRICAL LINES:...........................................13
   SECTION 7.06.  SURRENDER OF PREMISES:......................................13

ARTICLE VIII. SERVICE AND UTILITIES...........................................13

   SECTION 8.01.  LANDLORD'S SERVICES:........................................13
   SECTION 8.02.  ELECTRICITY:................................................14

ARTICLE IX. USE AND OPERATION.................................................15

   SECTION 9.01.  USE:........................................................15
   SECTION 9.02.  RULES AND REGULATIONS:......................................15
   SECTION 9.03.  RESTRICTION ON TENANT'S ACTIVITIES:.........................16
   SECTION 9.04.  COMPLIANCE WITH LAW:........................................16

ARTICLE X. TRANSFER OF INTEREST, PRIORITY OF LIEN.............................16

   SECTION 10.01.  ASSIGNMENT, SUBLETTING, ETC.:..............................16
   SECTION 10.02.  SUBORDINATION:.............................................18


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   SECTION 10.03.  ATTORNMENT:................................................19
   SECTION 10.04.  TRANSFER OF LANDLORD'S INTEREST:...........................19
   SECTION 10.05.  MORTGAGEE'S RIGHTS:........................................19

ARTICLE XI. COMMON AREA.......................................................19

   SECTION 11.01.  USE OF COMMON AREA:........................................19
   SECTION 11.02.  LANDLORD'S RIGHTS:.........................................20
   SECTION 11.03.  LICENSE NUMBERS:...........................................20
   SECTION 11.04.  PARKING AREAS:.............................................20

ARTICLE XII. DESTRUCTION OR DAMAGE............................................20

   SECTION 12.01.  RENT ABATEMENT:............................................20
   SECTION 12.02.  TERMINATION BY LANDLORD:...................................21
   SECTION 12.03.  LANDLORD'S OBLIGATION TO REBUILD:..........................21
   SECTION 12.04.  LANDLORD'S LIABILITY:......................................21

ARTICLE XIII. CONDEMNATION....................................................21

   SECTION 13.01.  DEFINITIONS:...............................................21
   SECTION 13.02.  TAKING OF DEMISED PREMISES:................................21
   SECTION 13.03.  TAKING FOR TEMPORARY USE:..................................22
   SECTION 13.04.  DISPOSITION OF AWARDS:.....................................22
   SECTION 14.01.  GENERAL INSURANCE:.........................................22
   SECTION 14.02.  LIABILITY INSURANCE:.......................................23
   SECTION 14.03.  FIRE INSURANCE:............................................23
   SECTION 14.04.  WORKER'S COMPENSATION INSURANCE:...........................23
   SECTION 14.05.  OTHER INSURANCE:...........................................23
   SECTION 14.06.  WAIVER OF SUBROGATION:.....................................23
   SECTION 14.07.  INSURANCE RATE:............................................24

ARTICLE XV. INDEMNIFICATION AND LIABILITY.....................................24

   SECTION 15.01.  INDEMNIFICATION:...........................................24
   SECTION 15.02.  WAIVER AND RELEASE:........................................24
   SECTION 15.03.  LIABILITY OF LANDLORD:.....................................25

ARTICLE XVI. DEFAULT, REMEDIES................................................25

   SECTION 16.01.  DEFAULT:...................................................25
   SECTION 16.02.  LANDLORD'S REMEDY:.........................................26
   SECTION 16.03.  LANDLORD'S RE-ENTRY:.......................................26
   SECTION 16.04.  LANDLORD'S ADDITIONAL REMEDIES:............................26
   SECTION 16.05.  WAIVER OF RIGHT OF REDEMPTION:.............................27
   SECTION 16.06.  LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT:.........27
   SECTION 16.07.  ADDITIONAL REMEDIES, WAIVERS, ETC.:........................27
   SECTION 16.08.  DISTRAINT:.................................................27

ARTICLE XVII. TENANT'S ESTOPPEL CERTIFICATE...................................27

ARTICLE XVIII. RIGHT OF ACCESS................................................28

ARTICLE XIX. COVENANT OF QUIET ENJOYMENT......................................28

ARTICLE XX. ENVIRONMENTAL MATTERS.............................................28

   SECTION 20.01.  INDUSTRIAL SITE RECOVERY ACT:..............................28

ARTICLE XXI. MISCELLANEOUS....................................................30

   SECTION 21.01.  INTERPRETATION:............................................30
   SECTION 21.02.  CONSTRUCTION OF WORDS AND PHRASES:.........................31
   SECTION 21.03.  WRITTEN AGREEMENT REQUIRED:................................31
   SECTION 21.04.  NOTICE:....................................................31
   SECTION 21.05.  METHOD OF PAYMENT:.........................................32
   SECTION 21.06.  SUCCESSORS AND ASSIGNS:....................................32
   SECTION 21.07.  GUARANTOR OF TENANT:.......................................32
   SECTION 21.08.  HOLD OVER:.................................................32
   SECTION 21.09.  INTEREST:..................................................32
   SECTION 21.10.  LATE CHARGE:...............................................32
   SECTION 21.11.  NON-WAIVER:................................................32
   SECTION 21.12.  BROKER:....................................................33
   SECTION 21.13.  SHORT FORM LEASE:..........................................33
   SECTION 21.14.  FINANCIAL STATEMENTS:......................................33
   SECTION 21.15.  MECHANICS' LIENS:..........................................33
   SECTION 21.16.  CORPORATE AUTHORITY:.......................................33
   SECTION 21.17.  FORCE MAJEURE:.............................................34


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   SECTION 21.18.  GOVERNING LAW:.............................................34
   SECTION 21.19.  SUBSTITUTED PREMISES:......................................34
   SECTION 21.20.  RENEWAL OPTION:............................................34
   SECTION 21.21.  RIGHT OF FIRST OFFER:......................................35
   SECTION 21.22.  SIGNAGE RIGHTS:............................................35
   SECTION 21.23.  SATELLITE DISH.............................................35

EXHIBITS TO LEASE

Exhibit A         Description of the Land                                    A-1
Exhibit B         Outline of Demised Premises                                B-1
Exhibit C         Tenant Improvement Workletter                              C-1
Exhibit D         Rules and Regulations                                      D-1
Exhibit E         Janitorial Services                                        E-1
Exhibit F         Holiday Schedule                                           F-1
Exhibit G         Commencement Date Memorandum                               G-1

                                 LEASE AGREEMENT

        THIS AGREEMENT OF LEASE dated March 3, 2005, between FAIRFIELD 80 VENTURE, LLC, a New Jersey limited liability company having an office address c/o Bergman Realty Corporation, 555 Route One South, Iselin, New Jersey 08830 (hereinafter called "Landlord") and COVER-ALL TECHNOLOGIES, INC., a Delaware corporation having an office address of 18-01 Pollitt Drive, Fairlawn, New Jersey 07410 (hereinafter called "Tenant").

        Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Demised Premises (hereinafter defined) for the Term (hereinafter defined) and at the rent and on all of the terms and conditions set forth herein. Intending to be legally bound hereunder and in consideration of $1.00 and other good and valuable consideration, Landlord and Tenant hereby agree with each other as follows:

                       ARTICLE I. BASIC LEASE INFORMATION.

        SECTION 1.01. BUILDING:

        The Building is known as FAIRFIELD 80 OFFICE BUILDING and is located at 55 Lane Road, Fairfield, New Jersey 07004 (the "Building"). The Building and the "Land" (as described in Exhibit A attached hereto) are sometimes referred to collectively as the "Real Estate" or the "Property".

        SECTION 1.02. DEMISED PREMISES:

        The "Demised Premises" is the portion of the Building leased to Tenant consisting of approximately 20,028 rentable square feet of area (inclusive of allocable Common Areas as defined in Section 2.04 hereof) located on the THIRD
(3RD) floor as shown outlined in red on the Floor Plan attached hereto as Exhibit B. The Demised Premises includes any alterations, additions or repairs made thereto. This computation of rentable square footage shall be binding and conclusive on the parties, and their successors and assigns. Landlord hereby represents that the determination of Tenant's rentable square footage is based upon the usable area measurements provided by the Jeffrey Barton, AIA, a licensed New Jersey architect, whose measurements, as verified by field documentation and computer aided design calculations, are made in accordance with acceptable industry standard methods of measuring tenant spaces in multi-tenanted office buildings which measures from the perimeter glass to the centerline of tenant separation walls and corridor walls including the required entry and exit door recesses.

        SECTION 1.03. BASE RENT:

        The aggregate sum over the Term of the Lease in the approximate amount of TWO MILLION EIGHT HUNDRED THREE THOUSAND NINE HUNDRED TWENTY AND 00/100 ($2,803,920.00) DOLLARS payable in equal monthly installments as follows:

------------------------ -------------------------- ----------------------------
        PERIOD               ANNUAL BASE RENT             MONTHLY BASE RENT
------------------------ -------------------------- ----------------------------
     Months 1 - 5:                 $0.00                        $0.00
------------------------ -------------------------- ----------------------------
    Months 6 - 29:              $370,518.00                   $30,876.50
------------------------ -------------------------- ----------------------------
    Months 30 - 65:             $400,560.00                   $33,380.00
------------------------ -------------------------- ----------------------------
    Months 66 - 89:             $430,602.00                   $35,883.50
------------------------ -------------------------- ----------------------------

In the event the Commencement Date (as defined below) shall occur on a day other than the first day of a calendar month, then the Base Rent for that month shall be pro-rated based on the actual number of days in such fractional month using the monthly Base Rent amount of $30,876.50.

        SECTION 1.04. SECURITY DEPOSIT:

        Tenant has deposited with Landlord the sum of ONE HUNDRED SEVEN THOUSAND SIX HUNDRED FIFTY AND 50/100 ($107,650.50) DOLLARS as the Security Deposit, to be governed by Section 5.05 hereof.


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

        SECTION 1.05. TERM:

        The Term of this Lease shall be eighty-nine (89) months plus the remaining number of days in the month on which the Commencement Date (hereinafter defined) occurs if such date is other than the first day of the month. The last day of the Term shall be the Expiration Date (hereinafter defined). The Commencement Date shall be confirmed between Landlord and Tenant by means of a "Commencement Date Memorandum" (attached hereto as Exhibit G).

        SECTION 1.06. TENANT'S PRO RATA SHARE:

        Tenant's Pro Rata Share shall be the ratio of the total rentable square footage of the Demised Premises to the total square footage of the Building. The Landlord and Tenant have determined that Tenant's Pro Rata Share is 18.72% based upon the Building rentable area of 107,000 square feet. This determination of Tenant's Pro Rata Share shall be binding and conclusive on the parties, and their successors and assigns.

        SECTION 1.07. TENANT'S ELECTRICITY CHARGE:

        Per annum the sum of THIRTY THOUSAND FORTY TWO AND 00/100 ($30,042.00) DOLLARS payable in equal monthly installments of TWO THOUSAND FIVE HUNDRED THREE AND 50/100 ($2,503.50) DOLLARS. The Tenant Electricity Charge is based upon the rate of ONE and 50/100 ($1.50/sq.ft.) Dollars per rentable square foot per annum (subject to adjustment pursuant to Section 8.02)

                            ARTICLE II. DEFINITIONS.

        As used herein, the terms below have the following meanings:

        SECTION 2.01. ASSESSED VALUATION:

        The Assessed Valuation of the Real Estate, including any added and/or omitted assessments, when fully assessed, as such is determined by final administrative proceedings by an appropriate taxing authority. Landlord represents that the Real Estate is fully assessed.

        SECTION 2.02. BASE YEAR:

        The Base Year for determining Tax Increase Amounts and Operating Cost Increase Amounts shall be the calendar year 2005.

        SECTION 2.03. COMMENCEMENT DATE:

        The target Commencement Date of this Lease shall be JUNE 1, 2005, subject to adjustment pursuant to Section 4.02 hereof.

        SECTION 2.04. COMMON AREA:

        Without limitation, the hallways, entryways, stairs, vending area, elevators, driveways, sidewalks, parking areas, loading areas, trash facilities, and all other areas and facilities of the Building and the Land provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with other tenants and their respective employees, invitees, licensees or other visitors.

        SECTION 2.05. MORTGAGE:

        Any mortgage, deed to secure debt, trust indenture, or deed of trust which may now or hereafter affect, encumber or be a lien upon the Demised Premises, the Building, the Land, and any spreading agreements, renewals, modifications, consolidations, replacements and extensions thereof. Landlord's current mortgagee as of the date hereof is: THE BANK OF NEW YORK ("Mortgagee").


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        SECTION 2.06. OPERATING COST BASE:

        The total dollar amount of Building Operating Costs incurred during the Base Year.

        SECTION 2.07. OPERATING YEAR:

        Operating Year shall mean any calendar year.

        SECTION 2.08. PARKING AREA:

        Those portions of the Real Estate designated for parking by Landlord, which Landlord may assign and re-assign from time to time but may not reduce the number of spaces. Tenant shall be permitted to use a total of EIGHTY (80) parking spaces (of which eight (8) shall be reserved parking spaces, with three
(3) to be covered parking spaces located underneath the Building and five (5) to be in a location as determined by Landlord, and seventy-two (72) of which shall be unreserved parking spaces) in common with other tenants of the Building to be governed by Section 11.04 hereof, which is based upon a parking ratio of four
(4) parking spaces for each 1,000 square feet of rentable area then being leased hereunder.

        SECTION 2.09. REAL ESTATE TAX BASE:

        The dollar amount of real estate taxes payable during the Base Year, determined by multiplying the Assessed Valuation by the tax rate.

        SECTION 2.10. RENT:

        Base Rent, Tenant's Electricity Charge, Tax Increase Amount, Extra Taxes, Operating Cost Increase Amount (each as defined herein) and any other charges payable to Landlord hereunder.

        SECTION 2.11. TAX YEAR:

        Tax Year shall mean any calendar year.

        SECTION 2.12. TAXES:

        All real estate taxes, charges and assessments imposed upon the Real Estate. The following shall be excluded from Taxes: franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, gross receipts, or unincorporated business and corporate taxes imposed or measured by the net income of Landlord from the operation of the Building or Real Estate. However, if any franchise, capital stock, capital gains, rent, income, profit or any other tax or charge shall be substituted in whole or in part for the current ad valorem Taxes now or hereafter imposed upon the Real Estate due to a change in the method of taxation or assessment, such franchise, capital stock, capital gains, rent, income, profit or other tax or charge shall be deemed included as Taxes.

        SECTION 2.13. TENANT'S AGENTS:

        Includes Tenant's employees, servants, licensees, subtenants, assignees, contractors, heirs, successors, legatees, and devisees.

                ARTICLE III. PREPARATION OF THE DEMISED PREMISES.

        SECTION 3.01. TENANT WORK:

        (a) Within ten days (10) after the date of this Lease (if applicable), Tenant shall submit to Landlord completed interior design drawings, layouts and interior finish specifications for the preparation of the Demised Premises. Tenant, at Landlord's cost and expense, shall cause to be prepared all working, detailed construction drawings and specifications for the Tenant Work (as

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hereinafter defined) which shall become a part of this Lease and referred to as the "Plans and Specifications". The Tenant Work is described in the Tenant Improvement Workletter annexed hereto as Exhibit C, which sets forth in detail the parties' understanding regarding the scope of work to be provided to Tenant by Landlord ("Tenant Work"). Landlord shall not require Tenant to restore the Demised Premises to the conditions prior to the Tenant Work.

        (b) Landlord shall complete the construction of the Tenant Work, in accordance with the Tenant Improvement Workletter, in the following manner:

                (i) Landlord shall arrange for the performance of Tenant Work prior to the Commencement Date;

                (ii) Within a reasonable time after completion of the Plans and Specifications (if required), which shall be approved and initialed by Landlord and Tenant, Landlord shall apply to the appropriate governmental authorities for any construction permit(s) which may be required in connection with Landlord's performance of Tenant Work.

                (iii) Within a reasonable time after the issuance of such construction permit(s), or if no permit is required, within a reasonable time after the execution of this Lease, Landlord shall commence to perform Tenant Work and shall diligently prosecute such work to completion. Landlord shall perform all work provided for in the Plans and Specifications (or in accordance with Exhibit C if no Plans and Specifications are required) in compliance with the applicable Building Codes and in a good and workmanlike manner. Tenant shall advise Landlord immediately in writing of any objection to the performance of the Tenant Work.

                (iv) Landlord shall arrange for any inspections and shall apply for and obtain any Certificate of Occupancy required by any governmental authority.

                (v) If prior to or during construction, Tenant elects to change the scope of Tenant Work ("Work Changes") and/or Tenant requests additional work ("Additional Work") other than Tenant Work to be performed in the Demised Premises, then provided such Work Changes or Additional Work adds to Landlord's estimated costs and Tenant approves said additional costs, Tenant shall pay for any additional costs in advance of the Additional Work or Work Changes and upon receipt of invoice from Landlord.

                (vi) In the event of a default by Tenant in any payment required on account of Tenant's Work, Work Changes or Additional Work costs prior to Tenant's occupancy of Demised Premises, Landlord shall, in addition to all other legally allowable remedies, have the same rights as in the case of an Event of Default in Rent under the Lease.

        SECTION 3.02. TENANT'S EARLY ACCESS:

        (a) Landlord shall permit Tenant to enter the Demised Premises thirty (30) days before Tenant Work is completed for the sole purpose of inspection, and for the installation of Tenant's telephone, computer or other data communication wiring and equipment and furniture installation (subject to the space being ready including the carpet being installed).

        (b) If Tenant is permitted access to the Demised Premises prior to the Commencement Date, it shall be at Tenant's sole risk. Landlord may, but need not, grant Tenant a license for access to the Demised Premises to Tenant or its workmen to perform Additional Work. If the Tenant's Agents begin to perform Additional Work, the foregoing license is conditioned upon Tenant's Agent not interfering with Landlord's employees and/or agents or the workmen of any other tenant. This license may be withdrawn by Landlord at any time, upon written notice to Tenant if Tenant interferes with Landlord's prosecution of Tenant's Work. Such entry shall be subject to all of the terms, covenants, provisions and conditions of this Lease. Landlord shall not be liable in any way for any injury, loss or damage occurring as a result of Tenant's early access to the Demised Premises. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord, in its sole discretion, deems appropriate.

        SECTION 3.03. INSURANCE COVERING WORK BY TENANT:

        Tenant shall not make or cause to be made any alterations, repairs or installations, or perform Additional Work or any other work to or on the Demised Premises unless Tenant or Tenant's contractor, shall obtain and have in force during the performance of such work, General Liability and Worker's Compensation insurance (for each and every contractor performing work in or about the Demised Premises). Such policies shall provide for the coverage amounts described in
Section 14.02 hereof, and shall be non-cancelable without ten (10) days prior notice to Landlord by the insurance company. Tenant shall supply Landlord with copies of the Certificates of Insurance.

        SECTION 3.04. NO REPRESENTATION:

        Landlord has made and makes no representations, covenants or warranties with respect to the Demised Premises, the Building or the Real Estate except as expressly set forth in this Lease.

                                ARTICLE IV. TERM.

        SECTION 4.01. TERM:

        The Term of this Lease shall commence on the Commencement Date and shall expire on the Expiration Date unless sooner terminated pursuant to the terms hereof.

        SECTION 4.02. COMMENCEMENT DATE:

        (a) The Commencement Date shall be targeted for the date set forth in Section 2.03 hereof, but shall be the earlier of: (i) the date on which the Tenant Work is substantially completed and Tenant can take occupancy of the Demised Premises; or (ii) the day on which Landlord obtains a Certificate of Occupancy (temporary or final) or other form of governmental approval permitting Tenant's occupancy of the Demised Premises; or (iii) the day on which Tenant takes occupancy of the Demised Premises; provided that Landlord is not unreasonably delayed in the completion of Tenant Work due to Tenant's Work Changes to the Plans and Specifications, Additional Work requests or Tenant's delays in giving necessary approvals, in which case the Commencement Date will be accelerated by the number of any such days of delay. Landlord shall inform Tenant of the anticipated dates on which it expects to install the carpet in the Demised Premises so that Tenant may install its furniture (the "Carpet Install Date"), and substantially complete the Tenant Work and/or receive a Certificate of Occupancy (temporary or final). Notwithstanding the foregoing, Tenant may elect to delay its occupancy of the Demised Premises for the purpose of conducting its normal business operations, and thus delay the Commencement Date as follows:

                (i) In the event the Carpet Install Date is prior to May 20, 2005 and the Commencement Date would have otherwise occurred prior to June 1, 2005, Tenant may elect to delay taking occupancy of the Demised Premises (but may install its furniture and equipment), and thus delay the Commencement Date to the date Tenant takes occupancy of the Demised Premises, but in no event later than June 1, 2005;

                (ii) In the event the Carpet Install Date is later than May 20, 2005 but prior to June 1, 2005, Tenant may elect to delay taking occupancy of the Demised Premises (but may install its furniture and equipment), and thus delay the Commencement Date to the date Tenant takes occupancy of the Demised Premises, but in no event later than July 1, 2005 provided that Tenant is obligated to pay, and does pay, Holdover Rent (as defined in Section 4.02 (b) below) for the month of June 2005; and

                (iii) In the event the Commencement Date would have otherwise occurred later than June 1, 2005 but prior to July 1, 2005, Tenant may elect to delay taking occupancy of the Demised Premises (but may install its furniture and equipment), and thus delay the Commencement Date to the date Tenant takes occupancy of the Demised Premises, but in no event later than July 1, 2005, provided that Tenant is obligated to pay, and does pay, Holdover Rent (as defined in Section 4.02 (b) below) for the month of June.

        (b) In the event Landlord does not substantially complete the Tenant Work or obtain a Certificate of Occupancy (or other form of governmental approval permitting Tenant's occupancy of the Demised Premises) by no later than July 1, 2005 (the "Outside Completion Date"), which date shall be extended on a day-for-day basis for (1) each day of "Force Majeure," as defined herein, or (2) for each day of delay caused by Tenant as described above or (3) for each day of delay attributable to governmental officials providing approvals, and as a result, Tenant can not take occupancy of the Demised Premises for the purpose of conducting its normal business operations, provided such delay is not attributable to Landlord's delay, then Tenant shall be entitled to additional Base Rent credits as follows: For each day beyond the Outside Completion Date that Tenant is obligated to pay a holdover rent payment above the rent otherwise due under its current lease at 18-01 Pollitt Drive, Fairlawn, New Jersey, which Tenant represents the holdover payment to be a maximum of $22,128 per month (the "Holdover Rent"), then Landlord agrees to absorb the Holdover Rent and will provide Tenant with a per diem rent credit not to exceed $737.60 per day, subject to Landlord's receipt of paid rent substantiating the Holdover Rent (for example, if the Outside Completion Date is not met by 5 days, but Tenant is obligated to pay a full month's rent plus the Holdover Rent of $22,128, then Landlord will provide for Base rent credits of $22,128; however, if Tenant is only obligated to pay 5 days of holdover rent, then Landlord will provide Base Rent credits of $3,688).

        (c) After the commencement of the Term, Landlord and Tenant shall promptly execute, acknowledge and deliver to each other the Commencement Date Memorandum attached hereto as Exhibit G, which confirms the actual Commencement and Expiration Dates of the Lease.

        SECTION 4.03. EXPIRATION DATE:

        The Expiration Date shall be the last day of the Term as set forth in
Section 1.05 from the Commencement Date. If this Lease is canceled or terminated prior to the Expiration Date by reason of an Event of Default (as hereinafter defined), Tenant's liability under the provisions of this Lease shall continue as set forth in Article XVI hereof.

                                ARTICLE V. RENT.

        SECTION 5.01. BASE RENT:

        Tenant shall pay Base Rent to Landlord, in the amount set forth in
Section 1.03, without notice or demand, in equal monthly installments beginning on the Commencement Date (except that the first monthly installment shall be due upon the execution of this Lease). If the Commencement Date is a day other than the first day of the month, the first installment shall be prorated for each day commencing with the Commencement Date up to and including the last day of that month. Each subsequent installment shall be due on the first day of each month during the Term. If the Expiration Date occurs on a day other than the last day of any month, Base Rent for the last month of the Term shall be pro-rated in the same manner.

        SECTION 5.02. TAX INCREASE AMOUNT:

        (a)     As used in this Section, Taxes shall be defined as set forth in
Section 2.12.

        (b) In addition to Base Rent and all other charges Tenant is required to pay hereunder, Tenant shall pay the "Tax Increase Amount" (as hereinafter defined) to Landlord as follows:

                (i) If the Taxes for any Tax Year and/or the estimated Taxes for any ensuing Tax Year during the Term of this Lease (after the Assessed Valuation has been established), shall be greater than the Real Estate Tax Base, then Tenant shall pay to Landlord, as Additional Rent and as provided in paragraph (ii) below, the "Tax Increase Amount" determined by multiplying the difference between the Taxes for the applicable Tax Year and the Real Estate Tax Base by Tenant's Pro Rata Share.

                (ii) Within ninety (90) days (or as soon as practicable) after Landlord receives the final tax bill(s) for each Tax Year (after and including the year in which the Assessed Valuation has been established), Landlord shall submit to Tenant a statement (the "Tax Statement"), which shall indicate: (i) the total annual Taxes for such Tax Year,
(ii) the Tax Increase Amount due for said Tax Year, if any, which Tenant shall pay to Landlord within thirty (30) days after the issuance of the Tax Statement
(iii) the estimated annual increase (or decrease) in the Taxes for the ensuing Tax Year as reasonably determined by Landlord, (iv) the estimated Tax Increase Amount due from Tenant for the ensuing Tax Year to be paid monthly on a one-twelfth (1/12) basis, together with the Base Rent until the next Tax Statement is issued for the following Tax Year, (v) any overpayment made by Tenant of any estimated Tax Increase Amount for such Tax Year, in which case Landlord shall either refund the excess amount to Tenant, or credit the excess amount against the estimated Tax Increase Amount due for the ensuing Tax Year (to the extent there are any) as shown on the Tax Statement, (vi) any Extra Taxes due as set forth below, and (vii) any refunds, adjustments or other changes to Taxes resulting from any administrative or judicial decree, whether caused by one or more appeals by Landlord or otherwise, less Landlord's out-of-pocket costs and reasonable attorney fees for filing any such appeals.. Any Tax Increase Amount for a period of less than a full Tax Year shall be ratably apportioned.

        (c) Tenant shall be liable for any portion of the Taxes, charges and assessments imposed upon the Real Estate during the Term of this Lease which are attributable to extraordinary improvements in the Demised Premises or the Building constructed at Tenant's expense and for which the taxing authority has assigned an increase in valuation in computing the Assessed Valuation ("Extra Taxes"). Tenant shall pay to Landlord such Extra Taxes within thirty (30) days after issuance of the Tax Statement as set forth above. Any Extra Taxes due for a period of less than a full year shall be ratably apportioned. Tenant shall not be liable for any Extra Taxes attributable to the extraordinary improvements constructed for any other tenant for which the taxing authority has assigned an increase in valuation in computing the Assessed Valuation.

        (d) Tenant's obligations for payment of Tax Increase Amount or Extra Taxes during the Term shall survive the expiration or early termination of this Lease.

        SECTION 5.03. OPERATING COST INCREASE AMOUNT:

        (a) Tenant hereby agrees that for each Operating Year during the Term of this Lease for which the Operating Costs (as hereinafter defined) shall be budgeted to exceed the Operating Cost Base (excluding extraordinary and nonrecurring expenses incurred during any Operating Year), Tenant shall pay to Landlord, as Additional Rent and in the manner further provided in this Section 5.03, an amount (the "Operating Cost Increase Amount") determined by multiplying the difference between the budgeted Operating Costs for the applicable Operating Year and the Operating Cost Base by Tenant's Pro Rata Share. Within ninety (90) days after the commencement of each Operating Year or as soon as practicable thereafter, but not to exceed twelve (12) months following said ninety (90) day period, except for the Base Year, Landlord shall present to Tenant a statement (the "Operating Statement") showing, INTER ALIA, the Operating Cost Increase Amount, if any, due hereunder (the date upon which the Operating Statement is presented to Tenant being hereinafter referred to as the "Billing Date"). Within thirty (30) days of the Billing Date Tenant shall pay the ratable portion of the Operating Cost Increase amount for the portion of the Operating Year through and including the last day of calendar month in which such payment is made. Thereafter, Tenant shall pay the Operating Cost Increase Amount monthly on a one-twelfth (1/12) basis which shall be added to and paid simultaneously with the Base Rent. On the next Operating Statement, Landlord will provide the actual Operating Costs for the prior Operating Year. If the actual Operating Costs are greater than the budgeted Operating Costs for that Operating Year ("underpayment"), then Tenant shall pay its Pro Rata Share of the difference to Landlord within thirty (30) days after the Billing Date. If the actual Operating Costs are less than the budgeted Operating Costs for that Operating Year ("overpayment"), but in no event less than the Operating Cost Base, then Landlord shall have the option of either (1) refunding the excess amount to Tenant within thirty (30) days after the Billing Date or (2) crediting the excess amount against the next Operating Cost Increase Amount due, if any, as shown on the Operating Statement. Each Operating Statement shall indicate (i) the Operating Cost Increase Amount for the current year; (ii) the difference between the actual Operating Costs and the budgeted Operating Costs for the preceding Operating Year; (iii) the total Operating Cost Increase Amounts paid by Tenant hereunder for the account of the preceding Operating Year, if applicable; and (iv) the amount of any overpayment or underpayment by Tenant on account of the Operating Increase Amount for the preceding Operating Year.

        (b) Each Operating Statement furnished by Landlord to Tenant shall be certified by Landlord as true and correct. If Tenant disputes the amount or characterization of any item contained in the Operating Statement by giving written notice thereof to Landlord within ninety (90) days of Tenant's receipt of the Operating Statement, Tenant shall have the right to review Landlord's books or designate a firm of independent certified public accountants to audit Landlord's records upon which the Operating Statement is based, provided Tenant pays all sums due as shown on the Operating Statement prior to any audit. Such audit shall be conducted promptly after Tenant's notice of dispute is given to Landlord. The fee for any audit conducted on Tenant's behalf shall be borne solely by Tenant, unless the audit discloses that Landlord's Operating Statement overstated Operating Costs by more than five (5%) percent, in which event Landlord shall forthwith reimburse Tenant for the cost of Tenant's audit. Landlord shall have the right, at its sole expense, to have Tenant's audit reviewed by a mutually agreed upon reputable third party certified public accountant, whose determination shall be based upon generally accepted accounting principles and which shall be conclusive and binding on both Landlord and Tenant. If, as a result of Tenant's inspection of Landlord's books or the audit of Landlord's records and review by an independent certified public accountant, an error is discovered in the Operating Statement, Landlord shall revise the Operating Statement accordingly and any overpayment by Tenant shall be refunded by Landlord to Tenant forthwith and any underpayment shall be paid by Tenant on demand. Any audit and subsequent adjustment in payment shall be deemed to be conclusive of settlement of the dispute. If Tenant does not notify Landlord of a dispute within ninety (90) days of receipt of any Operating Statement, Tenant shall be deemed to have accepted Landlord's Operating Statement.

        (c) The "Operating Costs" shall include each and every expense incurred in connection with the ownership, administration, management, operation, maintenance and repair of the Real Estate, or reasonably charged by Landlord if Landlord performs management services in connection with the Real Estate, including management, consulting, legal and accounting fees, and further, including but not limited to, wages, salaries and fees paid to persons either employed by Landlord or engaged as independent contractors in the operation of the Real Estate, and such other typical items of expense as indicated in Subsection (d) below. If any person or independent contractor is employed with respect to more properties than the Real Estate, the wages, salaries or fees paid therefor shall be allocated based on time spent by such person or contractor on matters relating to the Real Estate or the degree of responsibility for the Real Estate compared to the other properties involved.

        (d) Some of the typical items of expense which comprise or may comprise, the Operating Costs, but not by way of limitation, are or may be the following, but only to the extent that they relate solely or are properly allocated to the Real Estate.

                (i) Repairs and maintenance including the cost of materials and supplies;

                (ii) Utility costs, including but not limited to gas, electricity (other than Tenant Electricity Charges) and water and sewer charges;

                (iii) Cleaning costs, including but not limited to, windows, the Demised Premises and Common Areas;

                (iv) Service contracts including but not limited to elevators, HVAC, janitorial and window cleaning, rubbish removal, exterminating, and towel service;

                (v)     Costs of landscaping and snow removal;

                (vi)    Cost of decorating and redecorating Common Areas;

                (vii) Wages, salaries and other compensation, including taxes, insurance, retirement, fringe benefits, uniforms payable to employees, but not above the level of Building Manager;

                (viii) Reasonable fees and other compensation payable to independent contractors or other agents of Landlord;

                (ix) Cost of Landlord's insurance, including but not limited to, fire and extended coverage, public liability and property, rental value insurance (including Base Rent, estimated Tax Increase Amount and estimated Operating Cost Increase Amount), elevator, worker's compensation, boiler and machinery insurance;

                (x) Reasonable auditing, accounting, attorneys' and consultants fees and disbursements incurred in connection with the maintenance and operation of the Real Estate;

                (xi) A reasonable industry standard management fee for providing property management services, whether or not performed by Landlord, its employees, agents or servants or performed by an independent management company, provided that such fee as determined as a percentage of annual gross rents shall remain constant throughout the Term;

                (xii) Any other expenses of any kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Real Estate;

                (xiii) The cost, if any, of non-tenant area capital improvements installed by Landlord after the completion of the Building provided the improvements are installed as a cost saving measure. The cost of any such capital expenditure shall be amortized over the useful life of such improvements, with that portion of the cost attributable to any Operating Year to be included in the Operating Costs for that Operating Year in accordance with generally accepted accounting principles (GAAP) limited, however, to the approximate cost savings realized for that Operating Year; and

                (xiv) The cost of compliance by Landlord with all laws, rules, regulations, ordinances or requirements of the Federal, State or Municipal government, or of any department, subdivision, bureau or office thereof, or of any other governmental, public or quasi-public authorities now existing or hereafter created, provided that the cost thereof shall be amortized over the normal useful life of the improvement(s) made as determined by Landlord in accordance with generally accepted accounting principles.

        (e) The term "Operating Costs" shall not include or be deemed or construed to include:

                (i) Costs incurred in connection with, or to correct defects in, the original construction of the Building, the Buildings systems or equipment or the initial development of the Real Estate;

                (ii) Costs for which Landlord is reimbursed by its insurer, any tenant's insurer, or any tenant;

                (iii) Costs attributable to improvements to the Demised Premises or the premises of other tenants in the Building;

                (iv) Costs, expenses or expenditures relating to the enforcement of duties, liabilities or obligations of other tenants in the Building;

                (v) Interest, principal or other payments on mortgages, ground leases or other debt costs;

                (vi)    Depreciation on the Building;

                (vii)   Taxes;

                (viii)  Costs, which are paid directly by any tenant;

                (ix) Cost of Tenant Electricity Charges as defined in Section 8.02(a) (or other electric charges that are separately metered) for which Landlord is reimbursed by Tenant or any other tenants in the Building; and

                (x) Costs incurred by Landlord to lease space to new tenants or to retain existing tenants, including, without limitation, leasing commissions, advertising and promotional expenditures, and legal expenses in connection with lease negotiations.

                (xi) The costs of repairs or restoration necessitated by condemnation or casualty damage, other than a customary deductible;

                (xii) Expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants, or in connection with any financing or sale of the Property;

                (xiii) Landlord's general partnership or corporate overhead and general administrative expenses, except if it is solely for the Building;

                (xiv) Cost to correct any penalty or fine incurred by Landlord due to Landlord's violation of any federal, state, or local law or regulation;

                (xvi) fees or compensation paid to Landlord, or to Landlord's subsidiaries or affiliates, for services in or to the Real Estate to the extent that they exceed the competitive market charges for comparable services rendered by an unaffiliated third party of comparable skill, competence and reputation;

                (xvii) Cost of installing, operating and maintaining any specialty such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, theatre or full service cafeteria; and

                (xviii) Costs of fine works of art; and

                (xix) Cost of specific types of insurance (i.e. terrorism insurance) shall not be passed through if such type of insurance was not included in the Operating Cost Base but may be added to the Operating Cost Base at the cost for the first year same was purchased by Landlord.

        (f) Landlord and Tenant agree that with respect to all Building Operating Costs, the actual costs thereof for the Operating Cost Base, and for each Operating Year thereafter, shall be adjusted to reflect all Building Operating Costs for a full year and at one hundred (100%) percent occupancy.

        (g) Tenant's obligations for payment of Building Operating Costs during the Term shall survive FOR TWELVE (12) MONTHS FOLLOWING the expiration or early termination of this Lease.

        SECTION 5.04. PAYMENT OF RENT OR ADDITIONAL RENT:

        (a) Rent, including Tax Increase Amounts, Extra Taxes, Operating Cost Increase Amounts, Tenant's Electricity Charge, or any other charges payable hereunder ("Additional Rent") shall be paid on the first day of each calendar month in lawful currency of the United States without notice, demand, counterclaim, offset, deduction, defense, or abatement.

        (b) All Rent or Additional Rent payable under this Lease shall be payable to Landlord at its address as set forth in Section 21.04 or at such other address as Landlord shall designate by giving notice to Tenant.

        (c) If Tenant shall fail to pay Base Rent, Additional Rent, Tax Increase Amounts, Operating Cost Increase Amounts, Extra Taxes, Tenant's Electricity Charge or any other charges payable hereunder, whether or not the same are called Rent or Additional Rent, Landlord shall have all remedies provided for in the Lease or at law as in the case of nonpayment of Rent. Tenant's obligations (accruing during the term) under Article V and Article XXI hereof shall survive the expiration of earlier termination of this Lease.

        SECTION 5.05. SECURITY DEPOSIT:

        (a) The sum which is set forth in Section 1.04 which Tenant has deposited with Landlord is security for the full and faithful performance by Tenant of all its obligations under this Lease or in connection with this Lease. If an Event of Default (as herein defined) has occurred, Landlord may use, apply or retain the whole or any part of the Security Deposit (following notice to Tenant except in the event of a monetary default in which event no notice shall be required) in such order and in such combination as Landlord elects, for the payment of (i) Rent or any other sums of money which Tenant may not have paid or which may become due after the occurrence of the Event of Default; (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease; or (iii) any sum which the Landlord may expend or be required to expend by reason of such Event of Default, including any damages or deficiency in the reletting of the Demised Premises in connection with Article XVI hereof. In the case of every such application or retention during the Lease Term, Tenant shall, on demand, pay to Landlord a sum equal to that so applied or retained, which shall be added to the Security Deposit so that the same shall be restored to its original amount. Landlord may use, apply or retain the whole or any part of the Security Deposit for the repair of damage to the Demised Premises upon Tenant's surrender of the Demised Premises on the Expiration Date, provided Landlord has given prior notice and Tenant has failed to correct or repair said damage. The use, application or retention of the Security Deposit or portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided for hereunder or at law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

        (b) The Security Deposit shall bear no interest; and if legally permissible, Landlord shall be entitled to commingle the Security Deposit with Landlord's other funds.

        (c) If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the Expiration Date or upon any later date after which Tenant has vacated the Demised Premises. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant regardless of one or more assignments of Tenant's interest in such Security Deposit. In such event, upon the return of such Security Deposit or balance thereof to the original Tenant, Landlord shall be completely relieved of liability hereunder.

        (d) Tenant covenants and agrees that it shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security Deposit during the term of the Lease.

        (e) The Security Deposit may be transferred to any purchaser of Landlord's interest in the Building or the Real Estate, and upon such transfer and notice of same to Tenant, Landlord shall be relieved of any obligation with respect thereto.

        (f) Tenant shall have the right to substitute an irrevocable letter of credit ("Letter of Credit") for the cash security deposit, subject to Landlord's approval of (i) the institution or bank issuing said Letter of Credit, and (ii) the form of the Letter of Credit.

                               ARTICLE VI. SIGNS.

        SECTION 6.01. BUILDING DIRECTORY(S) SIGNAGE:

        Landlord shall provide a directory of tenants in the entrance lobby area of the Building and a floor directory of tenants on each of the floors (if applicable), which shall include Tenant's name.

        SECTION 6.02. TENANT DOOR SIGNAGE:

        (a) Tenant, at its sole cost and expense, may install its own door signage graphics subject to Landlord's prior review and approval, not to be unreasonably withheld, which shall be the only signage permitted on the exterior of the Demised Premises.

        (b) Tenant shall reimburse Landlord for all costs associated with Tenant's door signage, or any requested future changes, including any permits or licenses which may be required.

        (c) Tenant shall not have the right to install or maintain any signs in or about the Real Estate or visible from the outside window of the Demised Premises.

        (d) Landlord shall have the right to temporarily remove any sign in order to paint, or to make repairs, alterations or improvements in or upon the Building or Demised Premises, at its expense, and shall thereafter reaffix same, at its expense.

            ARTICLE VII. REPAIRS, ALTERATIONS, COMPLIANCE, SURRENDER.

        SECTION 7.01. REPAIRS AND MAINTENANCE BY LANDLORD:

        Landlord shall make or cause to be made necessary repairs and maintenance to the Common Areas of the Building. Landlord shall make or cause to be made necessary repairs, replacements and maintenance to the Building or Real Estate including the roof, foundation, floors, exterior walls, windows, any load-bearing interior walls of the Demised Premises; and the electrical, plumbing, HVAC (except supplemental air conditioning) and mechanical systems, except for any damage to the Building or Real Estate caused by (i) any act, omission or negligence of Tenant, Tenant's agents or invitees; (ii) the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease; or (iii) any alterations, installations, additions or improvements made or to be made by Tenant. Damage set forth in (i), (ii) and (iii) will be repaired by Landlord at Tenant's expense.

        SECTION 7.02. REPAIRS AND MAINTENANCE BY TENANT:

        (a) Tenant shall take good care of the Demised Premises. Except for the repairs and other work to be performed by Landlord as set forth in this Lease, Tenant, at its expense, shall promptly make all repairs in and about the Demised Premises as shall be required by reason of (i) the performance or existence of work performed or to be performed by Tenant, (ii) the installation, use or operation of Tenant's property in the Demised Premises, (iii) the moving of Tenant's property in or out of the Building or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors. Except for repairs Landlord is specifically obligated to make, Tenant, at its expense, shall be responsible for all repairs, maintenance and replacements within the Demised Premises, including the replacement of lights and fluorescent bulbs and ballasts which shall be performed by Landlord and reimbursed by Tenant (except that Tenant shall not be obligated to reimburse Landlord for the replacement of lights and fluorescent bulbs and ballasts during the first twelve (12) months of the Term). Tenant shall notify Landlord of all repairs made by Tenant exceeding five thousand ($5,000) dollars in cost. Tenant shall not remove blinds from windows. In making repairs, Tenant shall observe and comply with all requirements, laws or regulations of any applicable public authority and the terms and conditions of all insurance policies required by Article XIV relating to or affecting the Real Estate.

        (b) Tenant shall be responsible and liable for all damages to the Demised Premises and the Building or any part thereof attributable to the fault, negligence or misuse of Tenant, its agents employees or servants.

        SECTION 7.03. APPROVAL BY LANDLORD OF IMPROVEMENTS:

        After completion of Tenant's Work, Tenant may not make alterations, additions or improvements to the Demised Premises ("Alterations"), or any part, (other than interior improvements or alterations of a decorative nature), without the prior written consent of Landlord, not to be unreasonably withheld or delayed, if the reasonable cost of such alterations, additions or improvements exceeds five thousand ($5,000) dollars or includes any HVAC work, plumbing work, mechanical work or electrical work or any structural alterations. Prior to starting any work, Tenant furnish Landlord with (i) copies of any plans and specifications, (ii) any permits that may be required by law for performing such work or improvements and (iii) copies of certificates of insurance, for the coverage amounts required herein, for each and every contractor and/or vendor performing work in or about the Demised Premises for Tenant. In all events, Landlord shall be permitted to approve, at its sole and absolute discretion, the contractors to be used by Tenant for HVAC work, plumbing work, mechanical work or electrical work, which approval shall not be unreasonably withheld or delayed. Any permitted Alterations shall be performed in a good and workmanlike manner and using Building standard or better quality materials in accordance with all requirements of any applicable governmental authority, the terms and conditions of all required insurance policies and any other provisions relating to Tenant's work herein contained. In no event shall Tenant make any Alterations of the outside dimensions of the Building or the existing bearing walls and columns, exterior walls, roof, structural ceiling or foundations. As a condition of Landlord's approval of any Alterations, Landlord shall have the right to require Tenant to restore the Demised Premises to the conditions prior to any Alterations; provided, however, that if Tenant, at the time it requests Landlord's consent, also inquires whether Landlord will require Tenant to restore the Demised Premises, Landlord shall notify Tenant of such requirement to restore prior to Tenant making any requested Alterations. Tenant, at its sole cost and expense, shall be allowed to secure the Demised Premises utilizing card key access, camera surveillance and other security measures deemed necessary by Tenant, subject to Landlord's reasonable approval of any such systems.

        SECTION 7.04. EMERGENCY REPAIRS:

        If, in an emergency, it shall become necessary to make any repairs or replacements otherwise required to be made by Tenant, Landlord may enter the Demised Premises, and proceed to make or cause such repairs or replacements to be made at its expense. Landlord shall give Tenant advance notice of such emergency. Within thirty (30) days after Landlord renders a bill for such repairs or replacements, Tenant shall reimburse Landlord for the cost of making such repairs.

        SECTION 7.05. ELECTRICAL LINES:

        Tenant may not install any electrical equipment that overloads the lines in the Demised Premises, the Building or the Real Estate or which will interfere with the use thereof by other tenants of the Building unless Landlord approves same in the Plans and Specifications or as provided for in Section 7.03 above. If Tenant makes such installation, Landlord may require Tenant, at Tenant's sole cost and expense, to make whatever alterations and/or repairs are necessary and which are in compliance with the terms and conditions of all required insurance policies and all requirements of applicable governmental authorities. Tenant shall be responsible or liable for all damages anywhere in the Building caused by any electrical overload attributable to Tenant.

        SECTION 7.06. SURRENDER OF PREMISES:

        On the Expiration Date, Tenant shall quit and surrender the Demised Premises together with all alterations, fixtures, (except trade fixtures), installations, additions and improvements which may have been made in or attached thereto, broom clean, and in good condition and repair, ordinary wear and tear excepted, unless Landlord provides otherwise in writing. Any personal property of Tenant, or any subtenant or occupant, which shall remain in or on the Demised Premises after thirty (30) days of the termination of this Lease may, at the option of Landlord and without notice, be deemed to have been abandoned by such Tenant, subtenant or occupant, and may either be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. Tenant shall reimburse Landlord for any cost or expense incurred by Landlord in carrying out the foregoing. Landlord shall not be responsible for any loss or damage occurring to any such property owned by Tenant or any subtenant or occupant. Tenant's obligations under this Section shall survive the Expiration Date.

                       ARTICLE VIII. SERVICE AND UTILITIES

        SECTION 8.01. LANDLORD'S SERVICES:

        (a) Landlord shall furnish: (i) heat and air conditioning required for the comfortable occupancy of the Demised Premises (ie. temperatures within the range of 68 degrees to 74 degrees

Farenheit with relative humidity of not less than twenty-five percent (25%) and not greater than sixty percent (60%), regardless of exterior air temperatures), between 8:00 A.M. and 6:00 P.M. Monday through Friday, and Saturday 9:00 A.M. to 1:00 P.M, excluding Holidays (see Exhibit F for "Holiday Schedule") (ii) electricity for Tenant's office use, including lighting and electrical outlets for equipment; (iii) access and elevator service including one weekend elevator;
(iv) restroom supplies; (v) cleaning services as set forth in the Building Janitorial Specifications (annexed hereto as Exhibit E) on weekdays, excluding Holidays, (vi) removal of ice, snow and debris from the Common Areas, including, but not limited to, walkways, parking lots, and other paved surfaces; (vii) landscaping maintenance and services for all plants, shrubs, flower beds and grounds located in both the interior and exterior of the Building and the Common Areas; (viii) access to the Building twenty-four (24) hours per day, seven (7) days per week; (ix) hot and cold water, toilet facilities and sewerage services; and (x) such other services as Landlord may set forth from time to time. Landlord shall have the right to reasonably modify the terms and/or frequency of the services provided (but not to diminish the current services), provided Landlord gives at least five (5) days notice of any changes.

        (b) Subject to the last sentence of this Section 8.01, (a) Tenant shall have the right to use the Demised Premises at all times. If Tenant shall require heating, venting or air conditioning ("HVAC") beyond the Building hours and days of operation described above ("After Hours Use"), then Tenant shall provide reasonable notice to Landlord and Landlord shall furnish HVAC upon the express condition that Tenant shall be responsible for the costs of any and all HVAC and Building Services required and attributable to such After Hours Use. The cost for After Hours Use of HVAC is charged at the rate of $60.00 per hour, subject, however, to adjustment by the difference between the cost of delivery of electricity as of the date of this Lease and any increases in the costs thereof that may occur from time to time. Payment for After Hours Use of services shall be deemed Additional Rent and shall be paid to Landlord monthly, together with Base Rent. If Tenant desires to use the Demised Premises on a regularly scheduled basis for more than two (2) hours at a time, outside of the Building standard operating hours of 8:00 A.M. to 8:00 P.M. Monday through Friday and 9:00 AM to 1:00 PM on Saturdays, and Tenant's after-hours use creates excess security concerns for the safety of the Building, then Landlord reserves the right, in Landlord's reasonable discretion, to provide manned security during such hours and charge the cost thereof to Tenant as Additional Rent. Landlord shall not charge Tenant for the cost of any security services which are currently being provided or which are not attributable to Tenant's after-hours use of the Premises.

        (c) Landlord shall maintain and provide services to the Land and Common Area, including lobbies, stairs, elevators, corridors, restrooms, and Parking Areas. Landlord further represents that the Building will feature (i) a newly renovated lobby and common areas (construction plans have been filed for permit approvals and Landlord anticipates commencing these improvements in March 2005 and completing these improvements on or about July 2005), and (ii) a food service during the hours of 8:30 am to 2:30 pm (Landlord is in the process of identifying a qualified food service provider/operator to provide food service substantially comparable to the food service in Bergman Real Estate Group's office building located at 555 Route 1 South, Iselin, New Jersey, and anticipates having the food service open for business by no later than December 31, 2005 and further agrees to continue such level of food service through the Lease Term subject to changes and replacements of qualified food service providers/operators occurring during the Lease Term).

        (d) Landlord shall not be liable for any damages caused by interruption of services due to repair, inspection or causes beyond its reasonable control. Tenant shall continue to be responsible for payment of Rent during any period of such interruption. If the interruption of services does not allow Tenant to comfortably use or occupy the Demised Premises in the normal course for a period of five (5) consecutive business days due to any act or omission of the Land1ord or any of Landlord's agents, then the Base Rent hereunder shall be equitably abated until such time as the services are restored. Such interruption of services shall be defined as (i) no electrical service to the Demised Premises, (ii) inability to provide access to the Demised Premises via at least one (1) elevator, (iii) inability to access lavatories on the floor of the Demised Premises or on an adjacent floor, or (iv) insufficient HVAC such that the Demised Premises cannot be occupied except under conditions of "extreme discomfort" for the occupants.

        SECTION 8.02. ELECTRICITY:

        (a) Landlord shall furnish the electricity Tenant shall require in the Demised Premises and the common areas of the Building for heating and air conditioning on a rent inclusion basis. Tenant shall pay to Landlord, as Additional Rent, Tenant's Electricity Charge which amount is defined in Section
1.07 hereof for Tenant's electricity consumption within the Demised Premises for interior lighting and the use of Tenant's business equipment. This sum shall be payable to Landlord in advance on a monthly basis together with Base Rent and shall represent the cost of all electricity furnished to Tenant at the Demised Premises other than for heating and air-conditioning based on 5.5 watts per useable square foot.

        (b) If the Plans and Specifications anticipate extra electric usage based on either substantially greater needs than 5.5 watts per useable square foot or regular usage beyond the Building business hours, the amount charged to Tenant as set forth in Section 1.07 and paragraph (b) above shall be adjusted to reflect such additional usage.

        (c) Tenant's Electricity Charge as set forth in Section 1.07 hereof may be adjusted when the rate charged the Landlord by the local electric company is modified between the execution of this Lease and the Commencement Date and further adjusted from time to time to reflect changes in the rate charged the Landlord subsequent to the Commencement Date (but only if Tenant's usage, coupled with the rate charged the Landlord, may reasonably be anticipated to exceed Tenant's Electricity Charge as set forth in Section 1.07). Any resulting charges for electricity shall be no greater than the cost of the same service if the Tenant were individually connected to the local electric utility company.

        (d) Subsequent to Tenant's having taken occupancy and commenced use of the Demised Premises, Landlord may cause a survey to be made by an independent electrical engineer or other qualified person of the estimated use of electricity in the Demised Premises (other than for the heating and air conditioning provided by Landlord as required herein, but including any supplemental HVAC systems installed for Tenant's sole use within the Demised Premises provided the consumption for said supplemental HVAC is not being measured and billed to Tenant pursuant to a direct meter or sub-meter). The Tenant Electricity Charge set forth in Section 1.07 hereof shall be adjusted not more frequently than annually to reflect the outcome of this survey. The cost of preparing the survey shall be included in Building Operating Costs. Tenant may also cause a survey to be made by an independent electrical engineer or other qualified person of the estimated use of electricity in the Demised Premises but the cost of preparing Tenant's survey shall be paid by Tenant.

        (e) If Landlord or Tenant requests, Landlord shall install an electric meter or sub-meter to measure the electricity actually consumed in all or a portion of the Demised Premises at any time, inclusive of any supplemental HVAC equipment installed for Tenant's sole use (such as an air conditioning unit for Tenant's computer equipment room). Landlord shall arrange for such installation, which shall be at the requesting party's expense. Tenant shall pay for its electrical usage based on metering or sub-metering to Landlord, as Additional Rent, on a monthly basis together with Rent, at the tariff applicable to Landlord, either (i) in lieu of the Tenant's Electricity Charges if said metering or sub-metering measures Tenant's electric consumption for all interior lighting and receptacle use of Tenant's business equipment throughout the entire Demised Premises (excluding the Building heating and air conditioning), or (ii) in addition to Tenant's Electricity Charges if said metering is to measure Tenant's use of any supplemental HVAC equipment.

                         ARTICLE IX. USE AND OPERATION.

        SECTION 9.01. USE:

        Tenant shall use the Demised Premises for general offices and for no other purpose. Tenant shall comply with all applicable zoning regulations or requirements of any governmental entity having jurisdiction over the Real Estate, as well as all the requirements set forth in Article XX.

        SECTION 9.02. RULES AND REGULATIONS:

        The rules and regulations in effect as of this date are set forth in Exhibit D annexed hereto. Tenant shall observe all Rules and Regulations established by Landlord from time to time for the Building and the Real Estate, provided Tenant shall be given at least five (5) days' notice of any changes therein.

        SECTION 9.03. RESTRICTION ON TENANT'S ACTIVITIES:

        (a)     GARBAGE:

                (i) Tenant shall handle and dispose of all rubbish and garbage in accordance with the Rules and Regulations established by Landlord.

                (ii) Landlord shall provide rubbish and garbage removal in accordance with the cleaning specifications incorporated as part of Exhibit E.

                (iii) Tenant shall arrange for any rubbish and garbage removal in excess of the quantity to be disposed of by Landlord pursuant to the cleaning specifications set forth in Exhibit E at Tenant's sole expense.

        (b) PLUMBING FACILITY USE: Tenant shall not use the plumbing facilities of the Demised Premises or the Building for any purposes other than those for which they are intended. Tenant may not dispose of any substances therein which may clog, erode or damage the pipelines and conduits of the Demised Premises, the Building or the Real Estate.

        (c) FLOOR LOAD: Tenant shall not install, operate or maintain in the Demised Premises any heavy item of equipment which exceeds the floor load of eighty (80) pounds per square foot, which such floor was designed to carry.

        (d) EXTERIOR WALLS OR ROOF: Tenant shall not use all or any portion of the roof or exterior walls of the Demised Premises or the Building for any purpose without Landlord's prior written consent, which shall not to be unreasonably withheld. Tenant shall be permitted to install a satellite dish on the roof of the Building pursuant to the terms of Section 21.23 below.

        SECTION 9.04. COMPLIANCE WITH LAW:

        (a) Tenant shall comply with all statutes, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition or occupancy of the Demised Premises, and all rules, orders, regulations, recommendations and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the Demised Premises are located (collectively "Law"), including, without limitation, the making of any required capital improvement or repair at the Demised Premises. Tenant shall not use or occupy, or permit any portion of the Demised Premises to be used or occupied, (1) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy or other governmental requirement, or (2) for any disreputable business or purpose, or
(3) in any manner for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the building in which the Demised Premises are located or its contents.

        (b) Landlord shall comply with all present and future Laws (excluding those relating to Tenant's specific manner of use of the Premises) or appurtenances or any part thereof.

               ARTICLE X. TRANSFER OF INTEREST, PRIORITY OF LIEN.

        SECTION 10.01. ASSIGNMENT, SUBLETTING, ETC.:

        (a) Tenant may, with prior written notice to Landlord, sublet the Demised Premises or assign this Lease only to an affiliated company of Tenant (such as a parent, division or wholly owned subsidiary of Tenant, or an entity controlled, controlling or under common control with Tenant) without Landlord's consent provided, however, Tenant shall continue to be liable and responsible for the full performance of all obligations under this Lease.

        (b) Tenant shall not sublet the Demised Premises or any part thereof, nor assign, mortgage or hypothecate, or otherwise encumber this Lease or any interest therein, nor grant concessions or licenses for the occupancy of the Demised Premises or any part thereof to an unaffiliated company without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, that upon Tenant's seeking such consent to assign the Lease or sublet the Demised Premises for the remainder of the Term of the Lease or a substantial portion thereof (except that Tenant shall be permitted to enter into one (1) sublease for a term not to exceed 95% of the remaining Term of this Lease without Landlord's right to recapture as described below), Landlord shall have the right to a return of the Demised Premises (or, if the request is for a partial sublet of the Demised Premises, that portion of the Demised Premises that Tenant is seeking to sublet) and possession thereof. Upon the return of the Demised Premises, all terms and conditions of this Lease shall be null and void, except for those provisions of the Lease which shall survive the Expiration Date, as herein provided. Landlord shall approve or disapprove a proposed assignment or subletting as described in any Tenant's notice within twenty (20) business days after Tenant gives to Landlord such notice accompanied by the information required pursuant to the provisions of Section 10.01(d) or
(e) below.

        (c) Landlord may, in its sole reasonable determination, withhold approval to a transfer, assignment or subletting under paragraph (b) above, under the following conditions:

                (i) The financial condition of the subtenant or assignee is not sufficient to meet the obligations of the tenant under this Lease;

                (ii) The proposed use of the Demised Premises by the subtenant or assignee would be prejudicial to the safety, character, reputation and interests of the Building and its tenants or inconsistent with Section 9.01 hereof;

                (iii) The subtenant's or assignee's occupancy of the Demised Premises will cause excessive demands on the Real Estate; or

                (iv) The subtenant is already a tenant in the Building, and Landlord has available space for lease within the Building to accommodate the existing tenant.

                        For the purposes of this Lease, a dissolution involving Tenant or any guarantors, or any transfer of this Lease by operation of law (other than by reason of merger or reorganization), shall be deemed to be an assignment of this Lease which triggers the provisions of this Section 10.01 Furthermore, the sale, issuance or transfer of any voting capital stock of Tenant or voting capital stock of any corporate entity which directly or indirectly controls Tenant or the sale, issuance or transfer of any interest in any non-corporate entity which directly or indirectly controls Tenant, which sale, issuance or transfer results in a change in the direct or indirect voting control of Tenant, shall be deemed to be an assignment of this Lease which triggers the provisions of this Section 10.01, except that the foregoing shall not be applicable to stock which is traded on the New York Stock Exchange, the American Stock Exchange, or any other nationally recognized stock exchange. If Tenant is a partnership, trust or unincorporated association, then the sale, issuance or transfer of a controlling interest therein or of an interest therein which would result in a change in the voting control of Tenant, or the sale, issuance or transfer of a majority interest in or a change in the voting control of any partnership, trust or unincorporated association or corporation which directly or indirectly controls Tenant, or the sale, issuance or transfer of any portion of any general partnership or managing interest in Tenant or in any such entity, shall be deemed to be an assignment of this Lease which triggers the provisions of this Section 10.01.

        (d) Any request by Tenant for Landlord's consent to an assignment of this Lease shall state the proposed assignee's address and be accompanied by a duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

        (e) Any request by Tenant for Landlord's consent to a sublease shall state the proposed subtenant's address and be accompanied by a duplicate original of the instrument of sublease, which sublease must provide that (i) such sublease is subject to this Lease and that such subtenant shall be bound by all of the terms and conditions of this Lease to the extent of the Demised Premises being sublet,
(ii) if this Lease is terminated because of Tenant's default, prior to the expiration date of such sublease, such subtenant shall, at Landlord's option, fully and completely attorn to Landlord for the balance of the term of the sublease, and (iii) such subtenant waives provisions of any present or future law which may give such subtenant any right of election to terminate such sublease or to surrender possession of such subleased space in the event any proceeding is brought by Landlord to terminate this Lease.

        (f) In the event of any assignment or sublease to which Landlord has consented or is expressly permitted under this Section 10.01, Tenant will not thereby be released from the payment and performance of any of its obligations in this Lease; rather, Tenant and its assignee or subtenant, as the case may be, will be jointly and severally primarily liable for such payment and performance. Accordingly, Landlord may collect Annual Base Rent and Additional Rent from the assignee or subtenant, as the case may be, and in either such event, Landlord may apply any amounts so collected to the Annual Base Rent and Additional Rent hereunder without thereby waiving any provisions hereof or releasing Tenant from liability for the performance of its obligations hereunder.

        (g) Landlord's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease, which shall be governed by this Section 10.01.

        (h)     Intentionally Deleted

        (i) In the event of any assignment or sublease request hereunder, Tenant shall pay to landlord as Additional Rent, upon demand, any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees not to exceed $1,000) incurred by Landlord in connection with such assignment or sublease request.

        (j) Tenant hereby indemnifies, defends and holds Landlord and Landlord's agents harmless from and against any and all losses, liability, damages, costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Landlord and/or Landlord's agents by
(i) any assignee or subtenant or proposed assignee or subtenant, or (ii) any brokers or other persons claiming a commission or similar compensation in connection with the assignee or subtenant or the proposed assignment or sublease or termination of this Lease.

        (k) Tenant shall pay to Landlord, immediately upon receipt thereof, fifty (50%) of the excess profits after deducting all reasonable expenses incurred, if any, of all compensation received by Tenant for a sublet or assignment over the total Rent allocable to the portion of the Demised Premises covered thereby.

        SECTION 10.02. SUBORDINATION:

        (a) This Lease shall be subordinate to any present or future ground lease and mortgage. This clause shall be self-operative and no further instrument shall be required. Notwithstanding the self-operative nature of this clause, upon Landlord's request, at any time and from time to time , Tenant shall (i) confirm in writing and in recordable form that this Lease is subordinate to any ground lease or mortgage and/or (ii) execute an instrument making this lease subordinate to any ground lease or mortgage, in such form as may be required by an applicable ground lessor mortgagee.

        (b) At Tenant's request, Landlord shall provide in writing, for Tenant's review and approval, from any mortgagee a commercially reasonable Subordination, Non-Disturbance and Attornment agreement ("SNDA") (which SNDA shall be in form and substance similar to the Bank of New York's form of SNDA Agreement provided to Tenant as of the date hereof) in favor of the Tenant for so long as the Tenant is not in default under this Lease, and provided the Tenant agrees to attorn to the said mortgagee in the event it comes into possession of the premises.

However, the failure of Tenant to execute such mortgagees form of SNDA Agreement shall not in any way impair Section 10.02(a).

        (c) Landlord shall have the right to assign Tenant's Rent payments to any mortgagee in which case Tenant, upon Landlord's written notice, shall make payments directly to such assignee.

        SECTION 10.03. ATTORNMENT:

        If the Demised Premises, the Building or the Real Estate are encumbered by a mortgage and such mortgage is foreclosed, or if same are sold pursuant to such foreclosure or by reason of a default under said mortgage, (a) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (b) at the request of the applicable Mortgagee or purchaser at such foreclosure or sale, Tenant shall attorn to such Mortgagee or purchaser and execute a new lease for the Demised Premises setting forth all of the provisions of this Lease except that the term of such new lease shall be for the balance of the Term.

        SECTION 10.04. TRANSFER OF LANDLORD'S INTEREST:

        The term "Landlord" as used in this Lease means only the owner or the Mortgagee in possession of the Demised Premises, the Building or the Real Estate for the time being. In the event of any sale of the Demised Premises, the Building or the Real Estate, or in the event the Building or Real Estate is leased to any person (subject to this Lease), Landlord shall be and hereby is entirely freed and relieved of all of its covenants, obligations and liability hereunder. This subsection shall be applicable to each owner from time to time, and shall not be limited to the first owner of the Demised Premises, the Building or the Real Estate.

        SECTION 10.05. MORTGAGEE'S RIGHTS:

        (a) If Landlord shall notify Tenant that the Demised Premises, the Building or the Real Estate are encumbered by a mortgage and in such notice set forth the name and address of the Mortgagee thereof, then, notwithstanding anything to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such Mortgagee by certified or registered mail, return receipt requested. Until further notice to Tenant, the Mortgagee named in Section 10.05(d) is a Mortgagee to which copies of notices shall be delivered. If any Mortgagee shall perform any obligation that Landlord is required to perform hereunder, such performance by Mortgagee, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord.

        (b) Upon receipt from Mortgagee regarding notice that an event of default exists, Tenant is hereby authorized and instructed to pay directly to Mortgagee all rent thereafter accruing, and the receipt of rent by Mortgagee shall release Tenant's obligation by the amount paid.

        (c) Tenant will give to Mortgagee written notice of each and every default by Landlord under this Lease. Tenant cannot exercise any remedies under the Lease unless Mortgagee fails to cure such default within a reasonable period of time after receipt of such notice, provided Mortgagee has an obligation or duty to cure such default.

        (d) Tenant acknowledges receipt of notice that the Building is encumbered by a mortgage held by Mortgagee to which copies shall be delivered pursuant to Paragraph 21.04.

                            ARTICLE XI. COMMON AREA.

        SECTION 11.01. USE OF COMMON AREA:

        During the Term, the following privileges to use certain portions of the Real Estate in common with Landlord and any designee of Landlord, subject to the terms of this Lease and Landlord's Rules and Regulations, are hereby granted to Tenant and Tenant's Agents:

                (i) the non-exclusive license to use the Common Area as defined under Section 2.04; and

                (ii) the non-exclusive privilege to use the entrance and exit ways designated by Landlord from time to time for access to the Demised Premises from a public street or highway adjacent to the Real Estate through the appropriate entrances and exits so designated.

        SECTION 11.02. LANDLORD'S RIGHTS:

        Notwithstanding anything to the contrary, Landlord shall have the following rights:

                (i) to close all or any portion of the Common Area including the Parking Area to such extent as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof or the accrual of any rights of any person or the public therein;

                (ii) to prohibit parking or passage of motor vehicles in areas previously designated for such;

                (iii) to temporarily close any of the Common Area for repair, maintenance, alteration or improvements;

                (iv) to build additions to the Building or erect additional buildings or improvements, permanent or temporary, on the Common Area; and

                (v) to create paths, walks or other means of cross access through the Real Estate to other properties of the Landlord.

        SECTION 11.03. LICENSE NUMBERS:

        In order to restrict the use by Tenant's employees of areas designated or which may be designated by Landlord as handicapped, reserved or restricted Parking Areas, Tenant agrees that it will, at any time requested by Landlord, furnish Landlord with the license numbers of any vehicle of Tenant and Tenant's Agents.

        SECTION 11.04. PARKING AREAS:

        (a) Tenant and Tenant's Agents shall be entitled to use the unreserved Parking Area adjoining the Building, in common with other tenants, subject to reasonable rules and regulations which may be in effect or which Landlord may impose from time to time. Tenant agrees that it shall not burden the parking available for the Building; accordingly, Tenant agrees that it shall not use more than the allocated number of parking spaces defined in Section 2.08 hereof. Tenant's visitors shall be entitled to use the visitors parking area in common with the visitors of other tenants, subject to reasonable rules and regulations which may be in effect or which Landlord may impose from time to time.

        (b) Throughout the Term, Landlord shall keep the Parking Area properly striped and paved and in good order and repair, and properly drained. After the end of a snowfall, Landlord will commence to remove accumulated snow and ice from the Parking Area and diligently prosecute the same to completion so that, to the extent practicable, the Parking Area shall be reasonably free of snow and ice. Landlord may deposit accumulated snow on such portions of the Common Area as may be necessary under the circumstances. If any ice cannot be removed with reasonable effort on the part of Landlord, it will be sufficient for Landlord to spread sand and other abrasive substances over the ice.

                       ARTICLE XII. DESTRUCTION OR DAMAGE.

        SECTION 12.01. RENT ABATEMENT:

        If the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of Tenant or Tenant's Agents, the Rent payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date it is rendered tenantable. Should Tenant reoccupy a portion of the Demised Premises during the period any restoration work is taking place and prior to the date same is made completely tenantable, Rent allocable to such portion shall be payable by Tenant from the date of such occupancy.

        SECTION 12.02. TERMINATION BY LANDLORD:

        If the Building or the Demised Premises shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) so as to require an expenditure in Landlord's reasonable opinion of more than 25% of the full insurable value of the Building or if the Demised Premises are completely destroyed or so badly damaged that, in Landlord's reasonable opinion, repairs to the Demised Premises cannot be commenced within sixty (60) days or completed within one hundred twenty (120) days from the date of the damage or destruction, then in either such case, Landlord may terminate this Lease by giving Tenant written notice within thirty (30) days after the date of the casualty, specifying the date of termination of this Lease. In such event, Tenant shall forthwith quit, surrender and vacate the premises without prejudice, however, to Landlord's rights and remedies against Tenant as of the date of termination or as to those rights which survive such termination. In the event of termination, the Rent payable hereunder shall be abated from the date of damage or destruction.

        SECTION 12.03. LANDLORD'S OBLIGATION TO REBUILD:

        If all or any portion of the Demised Premises is damaged by fire or other casualty and if Landlord has not elected to terminate this Lease, Landlord shall, within a reasonable time after such occurrence, shall repair or rebuild the Demised Premises or such portion to its condition immediately prior to the Commencement Date. Tenant may terminate this Lease by giving written notice to Landlord, if Landlord has not commenced the required repairs within sixty (60) days or has not restored and/or rebuilt the Demised Premises as herein provided within one hundred twenty (120) days from the date of such damage or destruction and such delay is due to Landlord's fault. Landlord shall not be obligated to expend in such repair or rebuilding any sums greater than the proceeds of any insurance policy carried by Landlord or for Landlord's benefit.

        SECTION 12.04. LANDLORD'S LIABILITY:

        Landlord shall not be obligated to pay any damages, compensation or claim for inconvenience, loss of business or annoyance arising from any casualty, or repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.

                           ARTICLE XIII. CONDEMNATION

        SECTION 13.01. DEFINITIONS:

                As used herein, the following words have the following meanings:

                (i) TAKING: The deprivation of or damage to the Demised Premises, the Building or the Real Estate or any portion thereof, as the result of the exercise by a governmental authority of any power of eminent domain, condemnation, or purchase under threat thereof.

                (ii) TAKING DATE: With respect to any Taking, the date on which the condemning authority shall have the right to possession of the Demised Premises, the Building or the Real Estate or any portion thereof.

                (iii) AWARD: The proceeds of any Taking, less all expenses in connection therewith, including reasonable attorney's fees.

        SECTION 13.02. TAKING OF DEMISED PREMISES:

        (a) In the event of a Taking of the whole or a substantial part of the Building, other than a Taking for a temporary use, then as of the Taking Date, this Lease shall immediately cease and terminate, and the Rent Payable hereunder shall be adjusted as of the Taking Date and Tenant shall have no claim for the value of the unexpired term hereof or to any part of the Award or any claim against Landlord relating to the Taking.

        (b) In the event of a Taking of all or any substantial part of the Demised Premises, Landlord shall have the right to terminate this Lease and shall be entitled to the Award and Tenant shall have no claim for the value of the unexpired term of this Lease and or to any part of the Award or have any claim against Landlord relating to the Taking, except as provide for in Section
13.04 hereof.

        (c) In the event of a Taking of all of the Demised Premises or such a portion thereof as shall substantially impede or impair Tenant's use and occupancy of the Demised Premises, then Tenant shall have the right to terminate this Lease as of the Taking Date and Landlord shall be entitled to the Award and Tenant shall have no claim for the value of the unexpired term of this Lease and or to any part of the Award or have any claim against Landlord relating to the Taking, except as provide for in Section 13.04 hereof.

        (d) In the event of a Taking of less than all of the Demised Premises and neither party shall elect to terminate this Lease the Rent payable hereunder shall be reduced in proportion to the ratio that the rentable square footage of the Demised Premises so taken bears to the total rentable rentals square footage of the Demised Premises prior to the Taking.

        SECTION 13.03. TAKING FOR TEMPORARY USE:

        If there is a Taking of the Demised Premises for temporary use, which shall be defined as four (4) or less consecutive months, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all the provisions thereof, except as such compliance shall be rendered impossible or impracticable by reason of such Taking. Rent shall be abated during the course of such Taking to the extent and for the period of time that the Demised Premises shall have been rendered untenantable.

        SECTION 13.04. DISPOSITION OF AWARDS:

        All Awards shall belong to Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of any Award, which may be granted to Tenant, except Tenant shall be entitled to make a separate claim with regard to the unamortized cost of any leasehold improvements paid for by Tenant and Tenant's moving and relocation expenses, provided same does not diminish Landlord's Award

                        ARTICLE XIV. TENANT'S INSURANCE.

        SECTION 14.01. GENERAL INSURANCE:

        (a) At all times during the Term of this Lease, Tenant will carry and maintain, at Tenant's expense, the insurance required hereunder, in the amounts specified below or such other amounts and in form and substance as Landlord may from time to time reasonably request and issued by an insurance company reasonably satisfactory to Landlord. Upon the execution of this Lease, Tenant shall deliver to Landlord duplicate originals or certificates of all insurance policies required to be carried hereunder with evidence of payment of applicable premium. All insurance policies shall be carried in favor of Landlord, Tenant, and all Mortgagees, as their respective interests may appear.

        (b) Each insurance policy so issued shall expressly provide: (i) that it may not be canceled for nonpayment, or for other reason without thirty
(30) days' advance notice to Landlord; (ii) that the insurance company shall not fail to renew the policy without thirty (30) days' advance notice to Landlord;
(iii) that no material change may be made in the policy; and (iv) that it is not subject to invalidation as to Landlord's interest by reason of any act or omission of the Tenant.

        (c) The term "insurance policy" shall include any extensions or renewals of such insurance policy.

        (d) Tenant may carry insurance required hereunder under a blanket policy provided such blanket policy allocates to the Demised Premises coverage in amounts satisfactory to Landlord, and further provided all other requirements of insurance are met by such blanket policy.

        (e) Landlord shall maintain insurance coverage for the Building and Real Estate as it deems necessary full insurable value thereof under "All-Risk" policies, and Tenant shall not do or permit to be done any act or thing upon the Premises which would (i) jeopardize or be in conflict with fire insurance policies covering the Building and fixtures and property in the Real Estate,
(ii) increase the rate of fire or other casualty insurance applicable to the Real Estate to a rate higher than it otherwise would be for general office use of the Building, or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation Tenant carries on upon the Premises.

        SECTION 14.02. LIABILITY INSURANCE:

        Tenant shall provide on or before it enters the Demised Premises for any reason and shall keep in force during the Term for the benefit of Landlord and Tenant, liability insurance naming Landlord and any designee of Landlord as additional insureds. The Policy shall protect Landlord, Tenant and any designee of Landlord against any liability occasioned by any occurrence on or about the Demised Premises or any appurtenance thereto or arising from any of the items indicated in Section 15.01 against which Tenant is required to indemnify Landlord. Such policy is to be written in a combined single limit of at least $2,000,000 for injury or death to one or more than one person arising from any one occurrence and in the amount of $2,000,000 with respect to property damages. In addition, Tenant shall maintain and provide a $2,000,000 umbrella policy on terms reasonably specified by Landlord.

        SECTION 14.03. FIRE INSURANCE:

        Tenant shall insure and keep its equipment, personal property and all leasehold improvements benefiting the Demised Premises or elsewhere on the Real Estate insured against damage by fire, water damage and other casualties and risks covered by "All Risk" and extended coverage insurance. Landlord will not carry insurance of any kind on Tenant's property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

        SECTION 14.04. WORKER'S COMPENSATION INSURANCE:

        Tenant shall maintain Worker's Compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the applicable Worker's Compensation laws.

        SECTION 14.05. OTHER INSURANCE:

        Tenant shall carry insurance against such other hazards and in such amounts as may be customarily carried by Tenants, owners and operators of similar properties, as Landlord may reasonably require for its protection from time to time.

        SECTION 14.06. WAIVER OF SUBROGATION:

        Landlord and Tenant each hereby releases the other, its officers, directors, employees and agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by insurance either carried by such party or required under this Lease to be carried by such party, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall apply only if the releasor's insurance policies contain a clause or endorsement providing that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agrees that any fire and extended coverage insurance policies carried by each of them respectively and covering the Demised Premises or their contents will include such a clause or endorsement as long as the same shall be obtainable without extra cost, or, if an extra cost shall be charged therefor, the other party shall pay for such extra cost upon notice of the extra cost.

        SECTION 14.07. INSURANCE RATE:

        If, as a result of (i) any act or omission by Tenant or breach of any terms of this Lease; (ii) the use to which Tenant has put Demised Premises; or
(iii) Tenant's failure to comply with Landlord's insurance requirements, Landlord's insurance rates applicable to the Real Estate are raised, Tenant shall reimburse Landlord, on demand, for the increased cost of Landlord's insurance premiums. For the purposes of this Section, any finding or schedule of the fire insurance rating organization having jurisdiction over the Real Estate shall be deemed to be conclusive.

                   ARTICLE XV. INDEMNIFICATION AND LIABILITY.

        SECTION 15.01. INDEMNIFICATION:

        (a) Tenant hereby indemnifies and agrees to defend and hold Landlord, its employees or agents, and any Mortgagee harmless from and against any and all claims, suits, proceedings, actions, causes of action, responsibility, liabilities, payments, demands and expenses (including attorney's fees) in connection with or arising from:

                (i) Tenant's possession, use, occupation, management, repair, maintenance or control of the Demised Premises, the Building or the Real Estate, or any portion thereof;

                (ii) any act, omission or negligence of Tenant, Tenant's agents, invitees or visitors;

                (iii) any default, breach, violation or nonperformance of this Lease or any provision herein by Tenant;

                (iv) injury or damages to person(s) or property or loss of life sustained in or about the Demised Premises.

        (b) Tenant shall defend any actions, suits and proceedings which may be brought against Landlord or any Mortgagee with respect to the foregoing or in which they may be impleaded. Tenant shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against Landlord or any Mortgagee in connection with the foregoing. Landlord shall promptly notify Tenant of any claims for which Landlord seeks indemnification pursuant to this
Section 15.01 provided, however, the failure to so notify Tenant shall not in any way modify or impair Tenant's obligations pursuant to this Section 15.01 or otherwise. Tenant shall have the right to settle, dispose, arbitrate, or otherwise control any such litigation, subject to the reasonable consent of Landlord with respect to any matters which may affect Landlord or any of Landlord's interests.

        (c) Landlord shall defend, indemnify, and hold Tenant and Tenant's Agents harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys' fees) by or on behalf of any person, entity, or governmental authority occasioned by or arising out of injuries occurring in the Common Areas or any other portion of the Building outside the Demised Premises arising from any intentional act, or gross negligence of Landlord or Landlord's agents, employees, or independent contractors. This indemnity shall survive termination of this Lease. Tenant shall promptly notify Landlord of any claims for which Tenant seeks indemnification pursuant to this Section 15.01. Landlord shall have the right to settle, dispose, arbitrate, or otherwise control any such litigation subject to the reasonable consent of Tenant with respect to any matters which may affect Tenant or any of Tenant's interests.

        SECTION 15.02. WAIVER AND RELEASE:

        (a) Tenant hereby waives and releases all claims against Landlord with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

        (b) Tenant will not be entitled to make, nor will Tenant make, any claim, and Tenant waives any claim, for money damages (nor will Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval with respect to any provision of this Lease providing for such consent or approval. Tenant's sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment (which Tenant may seek on an expedited basis).

        SECTION 15.03. LIABILITY OF LANDLORD:

        (a) Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for (i) any injury or damage to Tenant or to any other person or (ii) any damage to, or loss (by theft or otherwise) of, any property of Tenant or any other person, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the willful misconduct or gross negligence of Landlord, its agents or employees.

        (b) Landlord, (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership) and the members of any joint venture, partnership, tenancy-in-common, association or other form of joint ownership shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to the equity of the owner in the Real Estate for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

        (c) All property (whether real, personal or mixed) at any time located in or upon the Demised Premises shall be at the risk of the Tenant only, and Landlord shall not become liable for any damage to said property or to Tenant, or to any other person or property, caused by water leakage, steam, sewerage, gas or odors or for any damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes, or any fixtures or equipment or appurtenances whatsoever, or for any damage arising from any act or neglect or arising by reason of the use of, or any defect in, the Demised Premises or any of the fixtures, equipment or appurtenances therein contained, or by the act or neglect of any other person or caused in any other manner whatsoever or occasioned by theft, Act of God, riot, strike or other labor difficulty.

        (d) Except as otherwise expressly provided herein, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease.

                         ARTICLE XVI. DEFAULT, REMEDIES.

        SECTION 16.01. DEFAULT:

        Each of the following shall constitute an Event of Default:

                (i) the failure of Tenant to pay any Rent, Additional Rent or any other charge required to be paid by Tenant hereunder, when the same shall be due and payable payable beyond a grace period of ten (10) days;

                (ii) the failure by Tenant to perform or observe any requirement of this Lease not specifically referred to in this Section, and such failure continuing for thirty (30) days after notice from Landlord to Tenant specifying the items in default, provided however, that if such failure cannot be cured within said thirty (30) day period, such longer period (but in no event longer than two (2) months) as may reasonably be necessary to cure such failure provided Tenant is diligently proceeding in good faith to cure the default;

                (iii) the commencement by Tenant of a case in bankruptcy, or under the insolvency laws of any State naming Tenant as the debtor;

                (iv) the commencement by anyone other than the Tenant of a case in bankruptcy or under the insolvency laws of any State naming Tenant as the debtor, which case shall not have been discharged within sixty (60) days of the commencement thereof;

                (v) the making by Tenant of an assignment for the benefit of creditors or any other arrangement involving all or substantially all of its assets under any state statute;

                (vi) the appointment of a receiver or trustee for the Tenant or for all or any portion of the property of Tenant in any proceeding, which receivership shall not have been set aside within sixty (60) days of such appointment;

                (vii) the refusal by Tenant to take possession of the Demised Premises upon completion of Tenant Work or the vacation and abandonment (coupled with the non-payment of Rent or other sums due under the Lease) of the Demised Premises by Tenant, permitting the same to remain unoccupied and unattended; or

                (viii) if Tenant is a corporation, the transfer by sale, assignment, operation of law or other disposition of any part or all of its shares of stock so as to result in a change in the effective voting control of Tenant on the date of this Lease;

        SECTION 16.02. LANDLORD'S REMEDY:

        At any time after the occurrence of an Event of Default, Landlord may give written notice to Tenant specifying such Event(s) of Default and stating that the Lease and the term shall terminate ten (10) business days after the giving of such notice, unless Tenant cures the Event of Default. At the expiration of such ten (10) business days, if Tenant has not cured the Event of Default, this Lease and the Term and all of the right, title and interest of the Tenant hereunder shall wholly cease and expire, and Tenant shall quit and surrender the Demised Premises to the Landlord. Notwithstanding such termination, surrender, and the expiration of Tenant's right, title, and interest, Tenant's liability and responsibility under all of the provisions of this Lease shall continue.

        SECTION 16.03. LANDLORD'S RE-ENTRY:

        If this Lease shall be terminated as provided in Section 16.02, above, Landlord, or its agents or employees, may re-enter the Demised Premises at any time and remove therefrom Tenant, Tenant's agents, and any subtenants, licensees, concessionaires or invitees, together with any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise. In the event of such termination, Landlord may repossess and enjoy the Demised Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements, or proceedings in forcible entry and detainer. Tenant waives any rights to the service of any notice of Landlord's intention to re-enter provided for by any present or future law. Landlord shall not be liable in any way in connection with any action it takes pursuant to the foregoing. Notwithstanding any such re-entry, repossession, dispossession or removal, Tenant's liability and responsibility under all of the provisions of this Lease shall continue.

        SECTION 16.04. LANDLORD'S ADDITIONAL REMEDIES:

        (a) In case of re-entry, repossession or termination of this Lease, whether the same is the result of the institution of summary or other proceedings, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for: (i) the Rent, and all other charges provided for herein until the date this Lease would have expired had such termination, re-entry or repossession not occurred; and all expenses which Landlord may have incurred in re-entering the Demised Premises, repossessing the same; making good any Default of Tenant; painting, altering or dividing the Demised Premises; combining or placing the same in proper repair; protecting and preserving the same by placing therein watchmen and caretakers; reletting the same (including attorney's fees and disbursements, Marshall's fees, brokerage fees, in so doing); and any expenses which Landlord may incur during the occupancy of any new tenant; less (ii) the net proceeds of any reletting. Tenant agrees to pay to Landlord the difference between items (i) and (ii) hereinabove with respect to each month, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court may adjudge reasonable as attorney's fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions hereof.

        (b) Landlord shall use commercially reasonable efforts to relet the whole or any part of said Demised Premises for the whole of the unexpired period of this Lease, or longer, or from time to time for shorter periods, for the then current fair market rent, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as it may in its reasonable discretion deem advisable (all of which, without limitation, Tenant shall be liable for pursuant to Section 16.04(a)(i)) and may collect and receive the rents therefor.

        SECTION 16.05. WAIVER OF RIGHT OF REDEMPTION:

        Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Demised Premises as herein provided.

        SECTION 16.06. LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT:

        If an Event of Default shall occur hereunder, Landlord may, at any time, cure said Event of Default for the account and at the expense of Tenant. Tenant shall pay, on demand, to Landlord, with interest at the maximum legal rate, if any, otherwise at 18% per year, the amount so paid, expended, or incurred by the Landlord and any expense of Landlord including reasonable attorney's fees incurred in connection with such Default; and all of the same shall be deemed to be Additional Rent.

        SECTION 16.07. ADDITIONAL REMEDIES, WAIVERS, ETC.:

        With respect to the rights and remedies of and waivers by Landlord:

                (i) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law or equity. All such rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise such rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy proceeds, concurs with or succeeds the exercise of another.

                (ii) A single or partial exercise of a right or remedy shall not preclude (1) a further exercise thereof, or (2) the exercise of another right or remedy, from time to time.

                (iii) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to a Default.

                (iv) No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

                (v) No action or inaction by Landlord shall constitute a waiver of Default.

                (vi) No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

        SECTION 16.08. DISTRAINT:

        Intentionally Deleted.

                  ARTICLE XVII. TENANT'S ESTOPPEL CERTIFICATE.

        At any time within ten (10) days after written request by Landlord, Tenant shall certify to Landlord, any mortgagee, assignee of a mortgagee, any purchaser, or any other person, specified by Landlord, by written instrument, duly executed and acknowledged, (i) whether or not Tenant is in possession of the Demised Premises; (ii) whether or not this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification); (iii) whether or not there are then existing set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant (and if so, specifying the same); (iv) the dates, if any, to which any Rent of other charges have been paid in advance; and (v) such other matters relating to this Lease as may be reasonably requested by Landlord, any Mortgagee or any of their designees. Other than in connection with the sale and/or financing of the Building, but Tenant shall only be obligated to provide such Tenant Estoppel Certificate same once in any calendar year.

                         ARTICLE XVIII. RIGHT OF ACCESS

        Landlord may enter upon the Demised Premises, or any portion thereof (with laborers and materials, as required), with notice to Tenant and at reasonable times, for the purpose of: (i) inspecting same; (ii) making such repairs, replacements or alterations which it may be required to perform as herein provided or which it may deem desirable for the Demised Premises; (iii) showing the Demised Premises to prospective purchasers or lenders; or (iv) showing the Demised Premises to prospective replacement tenants within nine (9) months of the Expiration Date of this Lease, unless Tenant has renewed or extended the Term of Lease. Should Tenant vacate or abandon the Demised Premises during the last three (3) months of the Term, Landlord may enter upon the Demised Premises with notice to Tenant, for the purpose of making improvements, repairs, replacements or alterations in order to prepare the Demised Premises for the next tenant.

                    ARTICLE XIX. COVENANT OF QUIET ENJOYMENT.

        Landlord covenants that if Tenant pays the Rent and all other charges provided for herein, performs all of its obligations provided for hereunder, and observes all of the other provisions hereof, Tenant shall, at all times during the Term, peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, subject to the terms hereof.

                       ARTICLE XX. ENVIRONMENTAL MATTERS.

        SECTION 20.01. INDUSTRIAL SITE RECOVERY ACT:

        (a) "Hazardous Substances" shall include any chemical substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any present or future Federal, State or local environmental law, statute, act, rule, requirement, order, direction, ordinance or regulation and all amendments thereto ("Environmental Laws").

        (b) Tenant covenants, represents and warrants that (i) its operation of the Demised Premises shall not involve any Hazardous Substances, (ii) Tenant is not and shall not be an "industrial establishment" (as such term is defined in the INDUSTRIAL SITE RECOVERY ACT, N.J.S.A. 13:1K-6 ET SEQ. (which Act and all present and future amendments thereto and regulations promulgated thereunder are hereinafter referred to as "ISRA")), and (iii) Tenant's Standard Industrial Classification number as designated in the Standard Industrial Classification manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States is, and shall be during the term of this Lease, ____________________.

        (c) In amplification of Section 20.01 (b) above and any other applicable provision of this Lease and not by way of limitation, in the event Tenant, in violation of this Lease, becomes an "industrial establishment" (as such term is defined in ISRA), Tenant shall, at Tenant's sole cost and expense, without same constituting a waiver by Landlord of such default by Tenant under this Lease, comply with ISRA. Should the New Jersey Department of Environmental Protection and

Energy, or any agency or subdivision thereof or any agency or subdivision responsible for enforcing ISRA (collectively, the "DEP") determine that a cleanup plan be prepared, then Tenant (or, at Landlord's option, Landlord on behalf of Tenant) shall, at Tenant's sole cost and expense, prepare and submit the required plans and financial assurances, and fully implement the approved cleanup plan prior to the expiration or earlier termination of this Lease; however, Tenant shall not be responsible for any releases, spills or discharges (hereinafter sometimes collectively referred to as "discharges") of Hazardous Substances which occur prior to the commencement of the term of this Lease. Tenant shall further obtain, at Landlord's request, an administrative consent order from the DEP permitting Tenant to vacate the Demised Premises prior to a cleanup or other remediation, all at Tenant's sole cost and expense including, without limitation, paying all filing fees and providing any required financial assurances.

        (d) If the closing, terminating or transferring of Tenant's operations at the Demised Premises does not trigger ISRA, or if the closing, terminating or transferring of Tenant's operations at the Demised Premises does trigger ISRA but no cleanup or other remediation of any Hazardous Substances is required by the DEP pursuant to ISRA, then at Landlord's request, Tenant shall obtain, at Tenant's sole cost and expense, within thirty (30) days prior to such closing, terminating or transferring of Tenant's operations at the Demised Premises either a written statement by the DEP that the closing, terminating or transferring of Tenant's operations at the Demised Premises does not trigger ISRA or a "negative declaration" (as defined in ISRA) stating in part, that there are no Hazardous Substances at the Demised Premises which require any cleanup or other remediation.

        (e) In the event ISRA compliance becomes necessary at the Demised Premises due to any action or inaction on the part of Tenant, then, at Landlord's election (i) Landlord shall comply with the requirements of ISRA inasmuch as such compliance relates to any Hazardous Substances released, discharged, stored or disposed of at the Demised Premises during the term of this Lease, and Tenant shall be responsible for paying the costs of such compliance within five (5) days after Landlord's demand therefor, or (ii) Tenant shall be responsible for promptly, and within the time frame established by Landlord, complying with ISRA inasmuch as such compliance relates to any Hazardous Substances released, discharged or disposed of at the Demised Premises during the term of this Lease, and Tenant shall be responsible for paying the costs of such ISRA compliance. Tenant shall also promptly after Landlord's request (but in no event later than five (5) days after Landlord's request) provide all information requested by Landlord, sign any affidavit prepared by Landlord concerning ISRA and Tenant's use and occupancy of the Demised Premises and pay all costs of such ISRA compliance that are attributable to Tenant's use and occupancy of the Demised Premises. Landlord and the DEP, and any employee, representative, agent or contractor of Landlord or the DEP, may enter the Demised Premises for the purpose of complying with ISRA.

        (f) In the event Tenant, in violation of this Lease, becomes an industrial establishment and fails to comply with paragraphs "(c)" or "(e)" above, as applicable, prior to the expiration or earlier termination of this Lease, Tenant, at Landlord's option, shall be deemed to be a "holdover tenant" and the provisions of Section 21.08 of this Lease shall be applicable to Tenant's occupancy of the Demised Premises from the expiration or earlier termination of the Term of this Lease. In addition, Tenant shall indemnify and hold Landlord and Managing Agent harmless from and against any loss, cost, liability or expense resulting from such violation and failure to comply with ISRA including, without limitation, any attorneys' fees and any claims made by any succeeding tenant.

        (g) In the event that there shall be filed a lien against the Demised Premises because of any Hazardous Substances released, discharged, stored or disposed of at the Demised Premises during the term of this Lease, Tenant shall, within thirty (30) days from the date Tenant is given notice of the lien (or in such shorter period of time in the event that the holder of such lien, including without limitation, the United States, State of New Jersey, or any agency or subdivision thereof, has commenced steps to cause the Demised Premises and Building to be sold pursuant to the lien) shall pay the claim and remove the lien from the Demised Premises. If Tenant fails to do so by said period, Landlord shall be entitled to resort to such remedies as are provided in this Lease as in the case of any default of this Lease, in addition to any remedies as are permitted by law, in equity or otherwise.

        (h) Tenant shall indemnify, defend and save harmless Landlord and Managing Agent from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, reasonable costs and expenses (including without limitation, reasonable attorneys' fees) of any kind arising out of or in any way connected with the presence of Hazardous Substances at the Demised Premises during the term of this Lease (including, without limitation, Hazardous Substances originating on the Demised Premises or migrating to the Demised Premises from other property, but not including any Hazardous Substances existing prior to the term of this Lease); and from all fines, suits, procedures, claims, actions, damages, liabilities, judgments, reasonable costs and expenses (including without limitation, reasonable attorneys' fees) of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by any Environmental Law or Laws.

        (i) Tenant's obligations and liabilities under this Article 20 shall continue after expiration or earlier termination of the term of this Lease for so long as Landlord remains responsible for any spills or discharges of Hazardous Substances released, discharged, stored or disposed of at the Demised Premises by Tenant (or any other occupant of the Demised Premises during the term of this Lease) or Tenant's (or any such occupant's) Agents.

        (j) In addition to the foregoing environmental obligations on Tenant's part to be performed, Tenant shall also promptly furnish to Landlord
(i) true and complete copies of all documents, submissions, and correspondence provided to any environmental agency including, but not limited to, the DEP and the United States Environmental Protection Agency, and (ii) true and complete copies of all sampling and test results obtained from samples and tests taken at, around, in or upon the Demised Premises.

        (k) Landlord shall indemnify, defend and save harmless Tenant from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, reasonable costs and expenses (including reasonable attorneys' fees) of any kind arising out of any spills or discharges of Hazardous Substances at the Demised Premises occurring prior to the Commencement Date and which are in no way attributable, directly or indirectly, to Tenant or Tenant's Agents.

                           ARTICLE XXI. MISCELLANEOUS.

        SECTION 21.01. INTERPRETATION:

        (a) Every term, condition, agreement or provision contained in this Lease which imposes an obligation on Tenant shall be deemed to be also a covenant by Tenant.

        (b) Any reference herein to subtenants or licensees shall not be deemed to imply that any subtenants or licensees are permitted hereunder. Any reference herein to any extension or renewal of the Term or any period during which Tenant may be in possession after the Expiration Date shall not be deemed to imply that any extension or renewal of the Term is contemplated hereby or that Tenant shall be permitted to remain in possession after the expiration of the Term.

        (c) If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        (d) The captions and headings used throughout this Lease are for convenience of reference only and shall not affect the interpretation of this Lease.

        (e) This Lease has been executed in several counterparts; but the counterparts shall constitute but one and the same instrument.

        (f) Wherever a requirement is imposed on any party hereto, it shall be deemed that such party shall be required to perform such requirement at its own expense unless it is specifically otherwise provided herein.

        (g) The singular includes the plural and the plural includes the singular.

        SECTION 21.02. CONSTRUCTION OF WORDS AND PHRASES:

        (a) Wherever it is provided herein that a party may perform an act or do anything, it shall be construed that such party may, but shall not be obligated to, so perform or so do.

        (b) The words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning.

        (c) The word "person" shall be construed as an individual, fiduciary, estate, trust, partnership, firm, association, corporation, limited liability company, other organization, or a government or governmental or quasi-governmental authority.

        (d)     The following words and phrases shall be construed as follows:
(i) "At any time" shall be construed as, "at any time or from time to time";
(ii) "Any" shall be construed as "any and all"; and (iii) "Including" shall be construed as "including but not limited to".

        SECTION 21.03. WRITTEN AGREEMENT REQUIRED:

        No amendment, alteration, modification of or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant.

        SECTION 21.04. NOTICE:

        Every notice, request, consent, approval, waiver or other communication under this Lease shall be deemed to have been given if in writing and upon mailing by registered or certified mail, return receipt requested, postage prepaid, or upon delivery by independent overnight courier, (e.g., Federal Express), addressed:

        (a) If to Landlord, to the address designated as Landlord's Notice Address, or such other address as Landlord designates, with a copy to such other persons as Landlord shall designate.

        (b) If to Tenant, to the address designated as Tenant's Notice Address, or such other address as Tenant designates, with a copy thereof to the address designated as Tenant's Notice Copy Address or to such other persons as Tenant shall designate.

                (i)     LANDLORD'S NOTICE ADDRESS:
                        Fairfield 80 Venture, L.L.C.
                        c/o Bergman Realty Corporation
                        555 Route One South
                        Iselin, NJ 08830
                        Attn: Michael Bergman

                (ii)    LANDLORD'S MORTGAGEE COPY ADDRESS:
                        The Bank of New York ("Mortgagee")
                        385 Rifle Camp Road
                        West Paterson, NJ 07424

                (iii)   TENANT'S NOTICE ADDRESS:
                        Cover-All Technologies, Inc.
                        55 Lane Road
                        Fairfield, NJ 07004
                        Attn:  John Roblin, Chief Executive Officer

                (iv)    TENANT'S NOTICE COPY ADDRESS:
                        Cover-All Technologies, Inc.
                        55 Lane Road
                        Fairfield, NJ 07004
                        Attn: Anne Massey, Chief Financial Officer

        (c) A party's attorney may sign a notice on behalf of the party. Notices that are mailed shall be deemed delivered three (3) business days after mailing. Notices that are shipped by independent overnight courier shall be deemed delivered one (1) business day after shipping.

        SECTION 21.05. METHOD OF PAYMENT:

        Landlord shall have the right to specify the manner of payment of Rent during the Term of this Lease. All amounts payable under this Lease shall be payable in coin or currency of the United States of America.

        SECTION 21.06. SUCCESSORS AND ASSIGNS:

        Subject to the provisions hereof, this Lease shall bind and inure to the benefit of the parties and their respective successors, representatives, heirs and assigns.

        SECTION 21.07. GUARANTOR OF TENANT:

        Any restrictions on or requirements imposed upon Tenant hereunder shall be deemed to extend to any guarantor of Tenant, Tenant's subtenants, concessionaires and licensees and it shall be Tenant's obligation to cause the foregoing persons to comply with such restrictions or requirements.

        SECTION 21.08. HOLD OVER:

        (a) If Tenant shall remain in possession of the Demised Premises after the end of the Term, a tenancy relationship shall be deemed to arise therefrom and any holdover shall not be construed as a consent by Landlord to the possession by Tenant of the Demised Premises beyond the Expiration Date of this Lease; however, until such time as Tenant complies with Section 7.06 and
Article XX hereof, such holding over shall be deemed to be a month-to-month occupancy, subject to all of the provisions, conditions and obligations of this Lease, except that the Rent to be charged Tenant during such hold over period shall be double the monthly Rent in effect for the last month of the Term or any renewal periods, except that the first two (2) months of any Hold Over shall be based upon one and one-half (1.5) times the monthly Rent in effect for the last month of the Term or any renewal periods.

        (b) If Tenant fails to surrender the Demised Premises upon the Expiration, or earlier termination of this Lease as provided for herein, then, in addition to any other liability to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense, including, without limitation, reasonable attorney fees, resulting from such failure to vacate including, without limiting the generality of the foregoing, loss of future rents and any claims made by any succeeding tenant arising due to such failure.

        SECTION 21.09. INTEREST:

        Any payment required to be made by Tenant under the provisions of this Lease not made by Tenant within five (5) days from the date when due shall be payable by Tenant to Landlord on demand with interest thereon at the highest legal rate, or twelve (12%) percent per annum if there is no legal rate, computed from the date said sum became due to the date of payment thereof to Landlord.

        SECTION 21.10. LATE CHARGE:

        In order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a "late charge" of four (4%) percent of the amount due when any payment of Rent hereunder is received by Landlord more than ten
(10) days after the due date thereof. It is understood and agreed that this charge is for additional expense incurred by Landlord and shall not be considered interest.

        SECTION 21.11. NON-WAIVER:

        The failure of Landlord to insist upon strict performance of any covenants or conditions of this Lease or Landlord's failure to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect. If the Landlord pursues any remedy granted by the terms of this Lease or pursuant to applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

        SECTION 21.12. BROKER:

        Tenant represents that there was no broker other than NEWMARK REAL ESTATE OF NEW JERSEY, LLC AND GVA WILLIAMS ("Broker") responsible for bringing about or negotiating this Lease. Tenant agrees to defend, indemnify, and hold Landlord harmless against any claims for brokerage commission or compensation with regard to the Demised Premises by any other broker claiming or alleging to have acted on behalf of or to have dealt with Tenant. Landlord agrees to defend, indemnify, and hold Tenant harmless against any claims for brokerage commission or compensation with regard to the Demised Premises by any other broker claiming or alleging to have acted on behalf of or to have dealt with Landlord. Landlord will pay any fees or commissions due the Broker.

        SECTION 21.13. SHORT FORM LEASE:

        Landlord and Tenant agree that neither party shall record the Lease. Upon request of either party the other shall execute a document in recordable form, or a short form lease or memorandum of lease in proper form for recording, setting forth the Commencement Date and any provisions hereof other than Sections 5.01, 5.02, 5.03, 5.05. The requesting party shall pay all recording fees and costs in connection with any such short form or memorandum of lease.

        SECTION 21.14. FINANCIAL STATEMENTS:

        The Tenant agrees, at the request of Landlord, to furnish its current annual financial statement certified to by its certified public accountants, and, if applicable, such annual or quarterly reports as Tenant may file with the Securities and Exchange Commission.

        SECTION 21.15. MECHANICS' LIENS:

        Tenant shall not do or cause anything to be done whereby the Demised Premises may be encumbered by a mechanic's lien. If any mechanic's or materialman's lien is filed against the Demised Premises, the Building or the Real Estate as a result of any additions, alterations, repairs, installations, improvements or any other work or act of Tenant, Tenant shall discharge or bond same within twenty days from the date of filing of the lien. If Tenant shall fail to discharge or bond the lien, Landlord may bond or pay the lien or claim for the account of Tenant without inquiring into the validity of the lien or claim and Tenant shall reimburse Landlord upon demand.

        SECTION 21.16. CORPORATE AUTHORITY:

        (a) Tenant represents that the undersigned officer(s) [partner(s)] has (have) been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any bylaws, certificate of incorporation, agreement, [partnership or other agreement] order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject. Upon execution hereof, Tenant shall deliver a Secretary's certificate evidencing its authority to execute this Lease [evidence satisfactory to Landlord of the accuracy of the foregoing representation].

        (b) Landlord represents that the undersigned officer of Landlord has been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Landlord does not and shall not violate any provision of any bylaw, certificate of incorporation, agreement, order, judgment, governmental regulation or any other obligation to which Landlord is a party or is subject.

        SECTION 21.17. FORCE MAJEURE:

        Landlord shall not be liable for any delays and other events beyond the reasonable control of a party defined herein as Force(s) Majeure(s), and including, without limitation: acts of God; strikes, lock-outs or other labor difficulty; explosion, sabotage, accident riot or civil commotion; act of war; fire or other casualty; requirements of governing authorities or inability to obtain necessary governmental permits and approvals.

        SECTION 21.18. GOVERNING LAW:

        This Lease shall be governed by and construed pursuant to the Laws of the State of New Jersey.

        SECTION 21.19. SUBSTITUTED PREMISES:

        Intentionally Omitted.

        SECTION 21.20. RENEWAL OPTION:

        (a) Tenant shall, upon giving Landlord at least twelve (12) months prior written notice but no more than fifteen (15) months from the Expiration Date of the Lease ("Exercise Notice"), have the option to renew this Lease for two (2) additional terms of five (5) years each (the "Renewal Terms"), upon all the same terms and conditions of the Lease, except for the Annual Base Rent for each Renewal Term, which shall be determined in accordance with the then "Prevailing Fair Market Rental Rate" being charged in the Building and other comparable quality office buildings in the Fairfield, New Jersey office sub-market over the previous four months for: (i) comparable space in size, quality and condition; (ii) comparable term of lease; (iii) comparable Building services, amenities and location; and (iv) and comparable brokerage commissions. Within ten (10) days after receipt of Tenant's Exercise Notice, Landlord shall send written notice to Tenant of the Prevailing Fair Market Rental Rate and shall advise Tenant of the required increase to the Base Rent, if any, and the other terms and conditions offered. In the event Landlord and Tenant cannot agree upon the annual Base Rent for the Renewal Term within thirty (30) days of Landlord's notice, then within ten (10) days thereafter, each party shall select a qualified commercial real estate appraiser with at lease five (5) years experience in appraising office properties in the Paramus office market and surrounding areas. The two appraisers shall give their opinion of Prevailing Fair Market Rental Rates and other terms within twenty (20) days after their retention. In the event the opinions of the two appraisers differ and, after good faith efforts over the succeeding twenty (20) day period the parties cannot mutually agree on the Base Rent for the Renewal Term, then the appraisers shall immediately and jointly appoint a third appraiser with the qualifications specified above. This third appraiser shall, within five (5) business days, choose either the determination of Landlord's appraiser or Tenant's appraiser and such choice of this third appraiser shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate appraiser and shall equally share the costs of any third appraiser. The parties shall immediately confirm the Renewal Term, Base Rent and other terms and conditions so determined, in writing by an amendment to Lease.

        (b) Tenant's option to renew shall be conditioned upon and subject to each of the following:

                (i) Tenant's timely exercise of this option by providing Landlord its Exercise Notice within the time frame described in paragraph (a) above;

                (ii) Tenant shall not be in default under the terms and conditions of this Lease beyond the applicable grace period for the cure thereof at the time Tenant exercises its option;

                (iii) Tenant shall not have subleased any portion of the Demised Premises for a sublease term which may extend beyond the Expiration Date or assigned its interest in this Lease to an unaffiliated company, it being expressly understood that this option to renew shall be deemed personal to Tenant and may not be assigned without Landlord's prior written consent;

                (iv) Tenant shall have no further renewal options other than the option to extend the Lease for the two (2) consecutive Renewal Terms set forth in paragraph (a) above; and

                (v) Landlord shall have no obligation to do any work with respect to the Demised Premises.

        SECTION 21.21. RIGHT OF FIRST OFFER:

        Subject to any pre-existing rights of other tenants currently in occupancy as of the date of this Lease, and provided Tenant in not in default, Landlord shall grant Tenant the "Right of First Offer" to lease any space that becomes available for lease (i.e. a space becomes vacant or a tenant does not renew their lease, whether or not pursuant to any option) on the third (3rd) floor of the Building which is contiguous to the Premises (the "Offer Space") prior to marketing the Offer Space to any third party prospective tenant. Landlord shall first offer Tenant the right to lease the Offer Space in accordance with the rental terms and conditions proposed by Landlord, but in no event greater then the "Prevailing Fair Market Rental Rate" being charged in the Building and other comparable first class office buildings in the Fairfield, New Jersey office sub-market over the previous three months (the "Offer Notice"). Notwithstanding the previous sentence, in the event the Offer Notice is provided to Tenant during the first twelve (12) months following the Commencement Date,
(i) the rental rate for the Offer Space shall be the same rental rate, on a square foot basis, as the rental rate in this Lease, and (ii) Landlord shall provide the same amount of Tenant Work (prorated) as provided in this Lease. Tenant shall have ten (10) days from the receipt of Landlord's Offer Notice to respond, in writing, time being of the essence, by either (i) electing to exercise its Right of First Offer to lease the Offer Space as presented in Landlord's Offer Notice, in which case Landlord and Tenant will promptly finalize negotiations and execute an amendment to this Lease incorporating the Offer Space and the terms and conditions for leasing same within thirty (30) days; or (ii) rejecting the Offer Space, in which case Landlord shall be free to lease said space to any third party prospects. If Tenant does not respond within said ten (10) days, or fails to timely exercise its rights hereunder, then this Right of First Offer shall lapse, and Landlord may lease the Offer Space to third parties. This Right of First Offer shall not be applicable: (i) during the last twelve (12) months of the lease Term, unless Tenant has renewed the Lease or is in good faith negotiations to renew the Lease, or (ii) during any renewal or extension terms of the Lease, or (iii) if Tenant rejects two or more offers presented by Landlord in accordance herewith.

        SECTION 21.22. SIGNAGE RIGHTS:

        Landlord shall permit Tenant, at Tenant's sole cost and expense, to place its name on the existing exterior monument sign (the "Existing Monument Sign") located in front of the Building which is currently used solely by Aetna, subject to Aetna's consent to allow Landlord to convert the Existing Monument Sign to be used by Tenant, and possibly other tenants, as a multi-tenant sign. In the event Aetna does not consent to the foregoing, Landlord shall, at Landlord's sole cost and expense, seek required approvals to construct a new monument sign (the "New Monument Sign") in a location determined by Landlord. At Landlord's option the New Monument Sign shall be a multi-tenant sign. All such signage, whether the Existing Monument Sign or a New Monument Sign shall be further subject to (i) Landlord's reasonable approval of Tenant's sign design drawings, specifications and placement, and (ii) any permits or other approvals required by all applicable governmental authorities. Notwithstanding the foregoing, in the event Landlord is unable to: (a) convert the Existing Monument Sign to include Tenant's name; or (b) obtain approvals to construct a New Monument Sign; or (c) provide Tenant with some other mutually acceptable exterior signage alternative by no later than December 31, 2005, then Landlord shall provide Tenant with a rent credit equal to one month's Base Rent ($30,876.50).

        SECTION 21.23. SATELLITE DISH

        Landlord grants Tenant, for the Term of this Lease and at no additional charge, the non-exclusive right to install, maintain, repair and operate a satellite dish not to exceed approximately one (1) meter in size (the "Satellite Dish") and related equipment, conduits, cables and materials ("Related Equipment") on a portion of the roof located on the Building for the purpose of providing communications to and from the Demised Premises for Tenant's sole use and benefit. The actual location of the Satellite Dish shall be in Landlord's sole discretion. Tenant's right hereunder shall include access to the roof and to those portions of the Building other than the roof that are reasonably necessary for Tenant to install, maintain, repair and operate the Satellite Dish. Notwithstanding the foregoing, the installation and operation of Tenant's Satellite Dish and Related Equipment shall in all respects, be subject to: (i) Landlord's approval of Tenant's plans and specifications for the installation of the Satellite Dish and Related Equipment, including, without limitation, the proposed dimensions, type, design, location and the method and manner of installation; (ii) Tenant's receipt of any governmental approvals and permits that may be required for the installation and operation of the Satellite Dish and Related Equipment; (iii) Tenant or Tenant's agent performing any and all work in a good, workmanlike manner in accordance with (a) all local or State building codes, (b) all Building Rules and Regulations, and (c) the insurance requirements of this Lease; (iv) the rights of any existing tenants of the Building prior to the commencement of this Lease, and Tenant's Satellite Dish shall not interfere with any such existing tenant's frequencies (for which Tenant shall be solely responsible for curing any such interference); (v) Tenant's compliance with all applicable Federal, State, and local laws, ordinances, statutes, codes and regulations, including, without limitation, the Federal Communications Commission (the "FCC"); (vi) Tenant promptly repairing any damage to the roof or any other portions of the Building caused by the installation, maintenance, operation and/or removal of the Satellite Dish and Related Equipment; and (vii) all other terms and conditions of this Lease. Tenant and/or its contractors shall be allowed reasonable access to the roof at all reasonable times, with advance notice to Landlord and its reasonable approval thereof, in order that Tenant and/or its contractors may install, maintain, repair and operate the Satellite Dish and Related Equipment as provided herein.




IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.


WITNESS:                        LANDLORD:
                                FAIRFIELD 80 VENTURE, LLC

                                BY:     BERGMAN FAIRFIELD ASSOCIATES, LLC,
                                        ITS MANAGING MEMBER


/s/                             By:     /s/ Michael Bergman
-------------------------               --------------------------------------
Witness                         Name:   Michael Bergman
                                Title:  Member




WITNESS:                        TENANT:
                                COVER-ALL TECHNOLOGIES, INC.

/s/                             By:     /s/ John Roblin
-------------------------               --------------------------------------
Witness                         Name:   John Roblin
                                Title:  Chief Executive Officer

                                   EXHIBIT "A"

                             DESCRIPTION OF THE LAND
                             -----------------------

BEGINNING at a point on the Northerly side of New Jersey State Highway Route North 80 (300' wide) said pint being North 01 degree 05 minutes 14 seconds West 150,000 feet from centerline station 677 + 15.00 of said New Jersey State Highway Route North 80 and running; thence

        (a) South 88 degrees 54 minutes 46 seconds West 1329.41 feet along Northerly side of New Jersey State Highway Route North 80 (300' wide) to a point; thence

        (b) North 26 degrees 30 minutes 30 seconds east 649.75 feet to a point on the new Southerly side of Lane Road; thence

        (c) South 62 degrees 44 minutes 30 seconds east 553.52 feet along the new Southerly side of Lane Road to a bend; thence

        (d) South 52 degrees 22 minutes 22 seconds east 103.68 feet along the new Southerly side of Land Road to a bend; thence

        (e) South 48 degrees 42 minutes 16 seconds East 112.01 feet along the new Southerly side of Land Road relocation to a point on a curve; thence

        (f) Along a curve to the left having a radius of 130.00 feet, an arc length of 88.23 feet along the Southerly side of Land Road relocation to a point of tangency; thence

        (g) North 88 degrees 45 minutes 00 seconds East 115.46 feet along the Southerly side of Land Road relocation to a point of curvature; thence

        (h) Along a curve to the left having a radius of 230.00 feet, an arc length of 84.95 feet along the Southerly side of Land Road relocation to a point on curve; thence

        (i) South 32 degrees 25 minutes 00 seconds East 187.52 feet to the point of BEGINNING.

"In compliance with Chapter 157, laws of 1977 premises herein is Lot 3102 in Block 14 on the Tax Map of the Township of Fairfield, County of Essex, State of New Jersey."

COMMONLY know as 55 Lane Road, Fairfield, New Jersey.

                                   EXHIBIT "B"

                           OUTLINE OF DEMISED PREMISES
                           ---------------------------




                                  [Floor Plan]

                                   EXHIBIT "C"

                          TENANT IMPROVEMENT WORKLETTER
                          -----------------------------

        (a) Landlord, at its sole cost and expense, shall provide for the required Tenant Work to be made to the Demised Premises substantially in accordance with the Construction Plans prepared by Designs for Business Interiors and Michael Briante, AIA, dated March 3, 2005 (the " Construction Plans") using the quality of materials and finishes shown on the Construction Plans; otherwise Building standard materials will be used. All work shown on Tenant's Construction Plan is referred to hereinafter as the "Tenant Work" and the Construction Plans shall become a part of this Lease

        (b) Landlord, at its sole cost and expense, shall pay for the cost of said Construction Plans, which shall include all architectural, mechanical, electrical and plumbing plans and specifications showing the layout and finish selections for the Tenant Work required to be made to the Demised Premises. . Said Construction Plans shall be consistent and in compliance with the specifications for the Building, the applicable Building codes and the architectural and construction practices generally used in first class office buildings.

        (c) Notwithstanding anything to the contrary contained herein, Landlord shall have the sole and absolute discretion to approve or disapprove any Tenant Work that (i) will be visible from the exterior of the Demised Premises, or which involve or may affect any structural or exterior element of the Building, or which may delay completion of the Demised Premises, or (ii) will require unusual expense to adapt the Demised Premises to normal use on the expiration or earlier termination of the term of the Lease, or (iii) will increase the cost of construction or of insurance or Taxes on the Building, unless Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased cost and that such adaptation will be made prior to such termination or earlier expiration without expense to Landlord.

        (d) Prior to Landlord commencing with the Tenant Work, Landlord shall obtain not less than two (2) bids from independent contractors for the performance of the Tenant Work. Should Tenant change the scope of work shown in the approved Construction Plans by requiring additional improvements or upgraded materials or finishes above the quality of materials and finishes shown in the Construction Plans ("Additional Improvements"), and said Additional Improvements increase the cost of the Tenant Work to exceed $560,784 (i.e. $28/sq.ft.) (referred to as "Additional Work Costs"), then Landlord shall provide Tenant a written itemized estimate for the total cost of the Tenant Work, including any Additional Work Costs that Tenant shall be responsible to pay for, which Tenant shall approve within three (3) business days of receipt thereof. Prior to Landlord commencing with the Tenant Work, Tenant shall pay Landlord 50% of the estimated Additional Work Costs. Upon substantial completion of the Tenant Work, Landlord shall submit to Tenant a final statement setting forth the total cost of the Tenant Work and the Additional Work Costs that Tenant is responsible to pay for, together with invoices documenting such costs, and Tenant shall pay to Landlord the remaining Additional Work Costs within ten (10) days after Tenant's receipt of said statement.

        (f) Except for the above Tenant Work, the Premises shall be delivered to Tenant in "as-is" condition. Landlord shall not be responsible for Tenant's (i) Telephone wiring and computer cable installation; (2) Private security alarm system; or (3) any other improvements, upgrades or additional work not specifically identified above.

                                   EXHIBIT "D"

                              RULES AND REGULATIONS
                              ---------------------

         Tenant agrees to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building, it being agreed Landlord shall not be responsible for any non-observance thereof by other Tenants.

1. Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Demised Premises which is intended to be seen from outside the Demised Premises, except on the hallway doors of the Demised Premises, and then only of color, size, style, character and material first approved by Landlord in writing which shall not be unreasonable withheld. Landlord reserves the right to remove at Tenant's expense, all matter other than that above provided for without notice to Tenant.

2. In advertising or other publicity, without Landlord's prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building in advertising and publicity.

3. Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows, which would be unsightly from the Building corridor or exterior of the building.

4. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices the emit sound or other waves or disturbances, or create odors that would be offensive to other tenants and occupants of the Building or that would interfere with radio or television broadcasting or reception from or in the Building or elsewhere, and shall not place or install antennae or aerials or similar devices outside of the Demised Premises.

5. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building; and shall not exhibit, sell or offer to sell, use, rent, or exchange in or from the Demised Premises unless ordinarily embraced within the Tenant's use of the Demised Premises specified herein.

6. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats, installed for Tenant's use. Tenant shall keep corridor doors closed. Landlord shall not permit any object to be placed on or dropped into any grills or devices in the Demised Premises utilized for heating and air-conditioning.

7. Door keys for doors in the Demised Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors unless they provide a set keys to Landlord, and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any safes, cabinets or vaults left in the Demised Premises.

8. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and other means of entry to the Demised Premises closed.

9. If the Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with, Landlord's instructions in their installation.

10. The Landlord may require that all persons who enter or leave the Building at any time, if determined by Landlord from time to time to be necessary for the protection of the Building, must identify themselves to security personnel, by registration or otherwise.

11. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

12. Tenant shall not overload floors and lessor must give advance written approval as to size, maximum weight, routing and location of business machines, safes and heavy objects. Tenant shall not install and operate machinery devices of a nature not directly related to Tenant's ordinary use of the Demised Premises without the written permission of Landlord. Landlord reserves the right to designate the time when and the method whereby freight, small office equipment, supplies, furniture, safes and other like articles may be brought into, moved or removed from the Building or rooms, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant's space for the purpose of removing same from the building without the express consent of both Landlord and Tenant.

13. Furniture, packages, supplies, merchandise, freight, equipment and other large articles may be brought into the Building only at time and in the manner designated by Landlord. Tenant shall furnish Landlord with a list of furniture, equipment and other similar objects which are to be removed from the Building. Movements of tenant's property into or out of the Building are entirely at the risk and responsibility of Tenant and Landlord may require permits before allowing anything to be moved in or out of the Building.

14. No person or contractor shall be employed to do janitor work, window washing, cleaning, construction, maintenance or similar services in the Demised Premises except by Landlord.

15. Tenant shall not cook in the Demised Premises or otherwise create any obnoxious odors therein or in the Building or so as to violate any federal, state or municipal fire or zoning laws, regulations or ordinances, nor shall Tenant use any space in the Demised Premises for living quarters, whether temporary or permanent.

16. Tenant shall not use or permit to be brought into the premises or the Building any inflammable oils or fluids other than small quantities of cleaning fluids and office supplies, or any explosive or other articles hazardous to person or property; or do or permit to be done any act or thing which will invalidate be in conflict with fire or other insurance policies covering the Building or its operation, or the Demised Premises, or part of either; or do or permit to be done anything in or upon the Demised Premises, or bring or keep therein, which shall not comply with all rules, regulations or requirements of the Board of Fire Underwriters, or any similar organization (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances or contents. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord shall at any time be increased above what it otherwise would be, Tenant shall reimburse Landlord to the extent of all such increases in premiums paid by Landlord.

17. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and shall not directly or indirectly make any use of the Demised Premises which may be prohibited by any laws, ordinances or regulations thereof or which shall be dangerous to person or property or shall increase the cost of insurance or require additional coverage.

18. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19. Animals, birds, bicycles or motorized bikes shall not be brought on, or kept in or about the Building.

20. Tenant shall be responsible for the observance of all of the foregoing by Tenant's employees, agents, clients, customers, invitees and guests.

21. The charge for after-hours heat or air conditioning shall be determined by the Landlord and confirmed in writing to the Tenant, as the same may change from time to time. There shall be a minimum charge of one-hour for every partial hour of usage.

                                   EXHIBIT "E"

                               JANITORIAL SERVICES
                               -------------------

GENERAL CLEANING OFFICE AREA
----------------------------

Cleaning Service provided five (5) days per week.

Cleaning hours Monday through Friday, between 6:00 p.m. and before 8:00 a.m. of the following day.

On the last day of the week the work will be done after 6:00 p.m. Friday, but before 8:00 a.m. Monday.

No cleaning on holidays.

Furniture will be dusted and desk tops will be wiped clean. However, desks with loose papers on the top will not be cleaned.

Window sills and baseboards to be dusted and washed when necessary.

Office wastepaper baskets will be emptied nightly.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Lessees are required to label such unusual refuse and place near wastebaskets.

Cleaners will not remove nor clean non paper tea or coffee cups or mugs or similar containers; also if such liquids are spilled in wastebaskets the wastebaskets will be emptied but not otherwise cleaned.

Vinyl tile floors will be swept daily.

All rugs will be carpet swept nightly.

Carpets will be vacuumed every night.

All closet shelving, coat racks, etc. will be dusted weekly.

Seat cushions on chairs, sofas, etc. will be vacuumed weekly.

LAVATORIES
----------

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles and wash dispensaries to be filled with appropriate tissues, towels, and soap supplied by Landlord.

MAIN LOBBY ELEVATORS, BUILDING EXTERIOR AND CORRIDORS
-----------------------------------------------------

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum floors nightly.

Polish or vacuum floors weekly in elevators.

Elevator cab to be wiped daily and thoroughly cleaned and polished weekly.

Lobby walls, glass, etc., to be wiped clean daily and thoroughly cleaned and polished weekly.

Lobby entrance doors, windows to be washed weekly.

Exterior windows will be cleaned when necessary but not less two (2) times per year.


MISCELLANEOUS SERVICES
----------------------

Sweep sidewalk in front of building entrances daily.

Remove snow and ice from sidewalks when accumulation reaches 3" or more.

Remove snow from parking areas when accumulation reaches 3" or more.

Keep stairways clean at all times.

Keep Custodian's Room and Mechanical Rooms clean and in orderly condition at all times.


WORK EXCLUDED
-------------

Cleaning services do not include the shampooing of carpet, nor washing nor polishing, nor waxing of furniture, files, cabinets, wastebaskets or other personal property of Lessee. When such work is necessary, Lessee may make necessary arrangements for same directly with Lessor's cleaning employees.

                                   EXHIBIT "F"

                                HOLIDAY SCHEDULE
                                ----------------



                                 NEW YEAR'S DAY

                                 PRESIDENT'S DAY

                                  MEMORIAL DAY

                                INDEPENDENCE DAY

                                    LABOR DAY

                                THANKSGIVING DAY

                                  CHRISTMAS DAY

                                   EXHIBIT "G"

                          COMMENCEMENT DATE MEMORANDUM
                          ----------------------------

        THIS AGREEMENT made the ___ day of ___________, 2005 between FAIRFIELD 80 VENTURE, LLC having an office located at c/o Bergman Realty Corporation, 555 Route One South, Iselin, New Jersey 08830, ("Landlord") and COVER-ALL TECHNOLOGIES, INC., a __________ corporation having an office address of 18-01 Pollitt Drive, Fairlawn, New Jersey 07410, (hereinafter called "Tenant").

                              W I T N E S S E T H :

        WHEREAS, Landlord and Tenant entered into a Lease dated _________________, 2005 (the "Lease") setting forth the terms of occupancy by Tenant for a portion of the third (3rd) floor of a Building known as FAIRFIELD 80 OFFICE BUILDING and is located at 55 Lane Road, Fairfield, New Jersey 07004 consisting of approximately 20,028 rentable square feet (the "Premises"); and

        WHEREAS, the Lease is for an initial Term of eighty-nine (89) months (plus the remaining number of days in the month on which the Commencement Date occurs if such date is other than the first day of the month) with the "Commencement Date" of the Term being defined in the Lease Provisions; and

        WHEREAS, it has been determined in accordance with the Lease that ________________ is the Commencement Date of the initial Term of the Lease.

        NOW THEREFORE, in consideration of the premises and the covenants hereinafter set forth, it is agreed:

                1. The Commencement Date of the initial term of the Lease is _____________ and the Expiration Date thereof is
                        _____________.

                2. This agreement is executed by the parties for purposes of providing a record of the Commencement and Expiration Dates of the initial term of the Lease.

        IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.


WITNESS:                        LANDLORD:
                                FAIRFIELD 80 VENTURE, LLC

                                BY:     BERGMAN FAIRFIELD ASSOCIATES, LLC,
                                        ITS MANAGING MEMBER


_________________________       By: ______________________________
Witness                         Name:    _________________________
                                Title:   _________________________



WITNESS:                        TENANT:
                                COVER-ALL TECHNOLOGIES, INC.



___________________________     By: ______________________________
                                Name: ____________________________
                                Title:____________________________